   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999

                                             REGISTRATION NO. 333-68949-01 TO 08
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

          CITIGROUP INC.                               DELAWARE                               52-1568099
          CITIGROUP CAPITAL VI                         DELAWARE                               06-6446485
          CITIGROUP CAPITAL VII                        DELAWARE                               06-6446486
          CITIGROUP CAPITAL VIII                       DELAWARE                               06-1532080
          CITIGROUP CAPITAL IX                         DELAWARE                               06-1532083
          CITIGROUP CAPITAL X                          DELAWARE                               06-1532084
          CITIGROUP CAPITAL XI                         DELAWARE                               06-1532087
          CITIGROUP CAPITAL XII                        DELAWARE                               06-1532088
          CITIGROUP CAPITAL XIII                       DELAWARE                               06-1532089

     (EXACT NAME OF REGISTRANT AS          (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
      SPECIFIED IN ITS CHARTER)             INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBERS)

                              153 EAST 53RD STREET
                               NEW YORK, NY 10043
                                 (212) 559-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                           STEPHANIE B. MUDICK, ESQ.
                         GENERAL COUNSEL-CORPORATE LAW
                                 CITIGROUP INC.
                              153 EAST 53RD STREET
                               NEW YORK, NY 10043
                                 (212) 559-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

      GREGORY A. FERNICOLA, ESQ.                FREDERICK W. KANNER, ESQ.
        SKADDEN, ARPS, SLATE,                      DEWEY BALLANTINE LLP
          MEAGHER & FLOM LLP                   1301 AVENUE OF THE AMERICAS
           919 THIRD AVENUE                      NEW YORK, NEW YORK 10019
       NEW YORK, NEW YORK 10022                       (212) 259-8000
            (212) 735-3000

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Inc. and the Underwriters in light of market conditions.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                         ------------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE


    This Registration Statement contains:



- a form of base prospectus relating to debt securities, index warrants, preferred stock, depositary shares and common stock of Citigroup Inc.;



- a form of prospectus supplement to the base prospectus relating to the offering by Citigroup of its Medium-Term Senior Notes, Series A, and Medium-Term Subordinated Notes, Series A, in registered form; and



- a form of capital securities prospectus relating to junior subordinated debt securities of Citigroup and to the capital securities of Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII. The capital securities prospectus may be used for one or more offerings by Citigroup and the respective Citigroup trusts. To the extent required, the information in the capital securities prospectus, including financial information, will be updated at the time of each offering.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1999

The information in this prospectus is not complete and may be changed. Citigroup Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                     [LOGO]

May Offer--

                                Debt Securities
                                 Index Warrants
                                Preferred Stock
                               Depositary Shares
                                  Common Stock

    Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

    These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

           , 1999

                               PROSPECTUS SUMMARY


    This summary provides a brief overview of the key aspects of Citigroup and the most significant terms of the offered securities. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:


    - this prospectus, which explains the general terms of the securities that Citigroup may offer;


    - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and



    - the documents referred to in "Where You Can Find More Information" on page 6 for information on Citigroup, including its financial statements.


                                 CITIGROUP INC.

    Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSB Citi Asset Management, Travelers Life & Annuity and Travelers Property Casualty.

    On October 8, 1998, Citigroup changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a subsidiary of Citigroup. Citigroup's principal executive office is at 153 East 53(rd) Street, New York, NY 10043, and its telephone number is (212) 559-1000.

                       THE SECURITIES CITIGROUP MAY OFFER

    Citigroup may use this prospectus to offer up to $6,000,000,000 of:

    - debt securities;

    - index warrants;

    - preferred stock;

    - depositary shares; and

    - common stock.


    A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.


DEBT SECURITIES

    Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup's notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.


    The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. The trustees under the indentures are banks or trust companies. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are incorporated by reference in or filed as exhibits to Citigroup's registration statement No. 333-68949, Citigroup's most recent annual report on Form 10-K, Citigroup's recent quarterly reports on Form 10-Q and Citigroup's recent current reports on Form 8-K. You can receive copies of these documents by following the directions on page 6.

    GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT


    - Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup's ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities."


    - Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

    - The indentures allow Citigroup to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Citigroup's responsibilities for the debt and, so long as the transaction has not resulted in an event of default, Citigroup would be released from all liabilities and obligations under the debt securities.


    - The indentures provide that holders of 66 2/3% of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup's obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.



    - Citigroup may discharge the debt securities issued under the indentures or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup's obligations under the particular securities when due.


    - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

    EVENTS OF DEFAULT

    The events of default specified in the indentures include:


    - failure to pay principal when due;



    - failure to pay required interest for 30 days;



    - failure to make a required scheduled installment payment for 30 days;



    - failure to perform other covenants for 90 days after notice; and



    - certain events of insolvency or bankruptcy, whether voluntary or not.


    REMEDIES

    If there were a default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

INDEX WARRANTS

    Citigroup may issue index warrants independently or together with debt securities. Citigroup will issue any series of index warrants under a separate warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the warrant agreement, which will be filed as an exhibit to one of Citigroup's future current reports and incorporated by reference in its registration statement No. 333-68949. You can receive copies of these documents by following the directions on page 6.

    Index warrants are securities that, when exercised by the purchaser at a time when certain conditions are met, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

    The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

    Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, Inc., The Nasdaq-Amex Market Group or the Chicago Board Options Exchange, Incorporated.

    The warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change certain obligations of Citigroup or their rights concerning those index warrants. However, certain important changes in the terms of that security, including changes in the amount or manner of payment on an index warrant or changes to the exercise times, cannot be made unless every holder of that security consents to the change.

    Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe certain tax considerations.

PREFERRED STOCK


    Citigroup may issue preferred stock with various terms to be established by its Board of Directors or a committee designated by the Board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.


    Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup's common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

DEPOSITARY SHARES

    Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup's registration statement No. 333-68949. You can receive copies of this document by following the directions on page 6.

COMMON STOCK


    Citigroup may issue common stock, par value $.01 per share. Holders of common stock are entitled to receive dividends when declared by its Board of Directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.


                                USE OF PROCEEDS

    Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Citigroup may use some of the proceeds to refinance or extend the maturity of existing debt obligations. Citigroup will use a portion of the proceeds from the sale of warrants and notes on which certain or all payments of interest, principal or premium may be linked to an index to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

    Citigroup may sell the offered securities in any of the following ways:

    - to or through underwriters or dealers;

    - by itself directly;

    - through agents; or

    - through a combination of any of these methods of sale.

    The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.

    If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

    Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Salomon Smith Barney Inc. These broker-dealer subsidiaries, including their successors, also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by the Securities Act of 1933, Citigroup filed a registration statement (No. 333-68949) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

    Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:


    (a) Annual Report on Form 10-K for the year ended December 31, 1997;


    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;


    (c) Current Reports on Form 8-K dated January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998, April 20, 1998, June 1,
       1998, July 20, 1998, August 18, 1998, August 31, 1998, October 8, 1998,
       October 21, 1998, October 26, 1998, October 29, 1998, November 1, 1998,
       November 13, 1998, December 15, 1998 and January 25, 1999; and


    (d) Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.

    All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of
(1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

    You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

    Treasurer
    Citigroup Inc.
    153 East 53(rd) Street
    New York, NY 10043
    212-559-1000

    You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Citigroup has not authorized anyone to provide you with different information. Citigroup is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                 CITIGROUP INC.

    Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSB Citi Asset Management, Travelers Life & Annuity and Travelers Property Casualty.

    On October 8, 1998, Citigroup changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a subsidiary of Citigroup.

    Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal bank regulatory authorities, state insurance departments and securities regulators. Certain of Citigroup's subsidiaries have credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

    Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks in certain circumstances.

    The principal office of Citigroup is located at 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.

                          USE OF PROCEEDS AND HEDGING

    GENERAL. Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

    - fund the business of its operating units;

    - fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

    - lengthen the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

    Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or an affiliate may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.


    USE OF PROCEEDS RELATING TO INDEX WARRANTS AND INDEXED NOTES. Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the assets that are used to determine the relevant index or indices. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or synthetic instruments relating to such relevant index or underlying assets, as the case may be. Citigroup may also, if applicable, use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.


    Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to the index and such underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

    In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

    If Citigroup or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the underlying assets or index, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Citigroup is only able to determine profits or losses from any such position when such position is closed out and any offsetting position or positions are taken into account.

    Citigroup has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities will not affect such prices or value. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for general corporate purposes as described above.

                      RATIO OF INCOME TO FIXED CHARGES AND
                   RATIO OF INCOME TO COMBINED FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS

    The following table shows (1) the supplemental consolidated ratio of income to fixed charges and (2) the supplemental consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for the nine months ended September 30, 1998 and for each of the five most recent fiscal years, after giving retroactive effect to the merger with Citicorp on October 8, 1998 in a transaction accounted for as a pooling of interests.

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                              NINE MONTHS ENDED    ------------------------------------------
                                                             SEPTEMBER 30, 1998      1997       1996       1995       1994
                                                            ---------------------  ---------  ---------  ---------  ---------
Ratio of income to fixed charges (excluding interest on
  deposits)...............................................             1.65             1.71       1.88       1.65       1.41
Ratio of income to fixed charges (including interest on
  deposits)...............................................             1.39             1.43       1.51       1.39       1.25
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)...............................................             1.62             1.66       1.80       1.56       1.34
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)...............................................             1.37             1.41       1.48       1.35       1.21


                                                              1993
                                                            ---------
Ratio of income to fixed charges (excluding interest on
  deposits)...............................................       1.43
Ratio of income to fixed charges (including interest on
  deposits)...............................................       1.25
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)...............................................       1.37
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)...............................................       1.22

                            EUROPEAN MONETARY UNION

    Certain of the foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated may be issued by countries participating in Stage III of the European Economic and Monetary Union.

    Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Other member states of the European Union may still become participating member states after January 1, 1999.

    Stage III includes the introduction of the "Euro," which is legal tender in the participating member states, existing in parallel with the present national currency of each participating member state. It is currently anticipated that on and after January 1, 2002, the national currencies of participating member states will cease to exist and the sole legal tender in such states will be the Euro. The European Union has adopted regulations providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the Euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

    Pursuant to European Council Regulation No. 2866/98 of December 31, 1998, one Euro equals:

-  13.7603 Austrian schillings         -  1,936.27 Italian lire
-  40.3399 Belgian francs              -  40.3399 Luxembourg francs
-  5.94573 Finnish marks               -  2.20371 Dutch guilders
-  6.55957 French francs               -  200.482 Portugese escudos
-  1.95583 German marks                -  166.386 Spanish pesetas.
-  0.787564 Irish pounds

                         DESCRIPTION OF DEBT SECURITIES


    The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed with the SEC and are incorporated by reference in or filed as exhibits to the registration statement on Form S-3 (No. 333-68949) under the Securities Act of 1933 of which this prospectus forms a part.



    The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.



    Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be The Bank of New York. The trustee under the subordinated debt indenture will be The First National Bank of Chicago.


GENERAL


    The indentures provide that unsecured senior or subordinated debt securities of Citigroup, without any limit on aggregate principal amount, may be issued in one or more series, with different maturity dates and different interest rates, at par or at a discount, in each case as authorized from time to time by Citigroup. Citigroup also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.



    Federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount ("Original Issue Discount Securities") will be described in the applicable prospectus supplement.



    Because Citigroup is a holding company, the claims of creditors of Citigroup's subsidiaries will have a priority over Citigroup's equity rights and the rights of Citigroup's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.


    The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:


    - the title of the debt securities and whether the debt securities will be senior or subordinated debt;


    - the total principal amount of the debt securities;


    - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;



    - the maturity date or dates;



    - the interest rate or the method of computing the interest rate;



    - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;


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    - if other than in United States dollars, the currency or currency unit in which payment will be made;



    - if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;



    - if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which and the terms upon which such election may be made;



    - the location where payments on the debt securities will be made;



    - the terms and conditions on which the debt securities may be redeemed at the option of Citigroup;



    - any obligation of Citigroup to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;



    - if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;



    - any provisions for the discharge of Citigroup's obligations relating to the debt securities by deposit of funds or United States government obligations;



    - whether the debt securities are to trade in "book-entry" form and the terms and any conditions for exchanging the "global" security in whole or in part for physical (paper) certificates;



    - the date of any global security if other than the original issuance of the first debt security to be issued;


    - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

    - any other specific terms of the debt securities (SECTION 2.02).


    The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of Citigroup will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup, and may include provisions pursuant to which the number of shares of common stock or other securities of Citigroup to be received by the holders of such series of debt securities may be adjusted.



    The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in "book-entry" form, and "global" notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures And Settlement For Debt Securities." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (SECTION 2.01). The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.



    The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant Trustee in The City of New York. You will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (SECTION 2.05)


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BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR DEBT SECURITIES



    Most series of debt securities will be book-entry securities. Upon issuance, all book-entry securities of the same class of a series will be represented by one or more fully registered global notes, without interest coupons. Each global note will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities and will be considered the sole owner of the debt securities for purposes of the indenture.



    Purchasers of debt securities may hold interests in the global notes only through DTC (if they are a participant in such system) or through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee ("participants"). DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers (some of whom may themselves be securities intermediaries holding debt securities for their customers). Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."



    The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global notes registered in its name and will not be considered the owner under the indenture. In most cases, a beneficial owner will also not be able to obtain a physical (paper) certificate evidencing the holder's ownership of debt securities. The book-entry system for holding debt securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.



    A beneficial owner of book-entry securities represented by a global note may exchange the securities for definitive notes (physical (paper) certificates) only if:



    (a) DTC is unwilling or unable to continue as depositary for such global note and Citigroup is unable to find a qualified replacement for DTC within 90 days;



    (b) at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or



    (c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive notes in registered form.



    Unless we indicate otherwise in the applicable prospectus supplement, any global note that is exchangeable will be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.



    In this prospectus and the prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to debt security holders and notices of redemption to DTC as the registered holder of the debt securities for distribution to participants in accordance with DTC's procedures.



    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York


                                       13
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Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.



    DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



    Citigroup will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.



PAYMENT AND PAYING AGENTS



    Payment of principal of and premium, if any, on the debt securities (other than those represented by global notes) will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in The City of New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in The City of New York, or by a check mailed to the holder at his registered address (SECTIONS 2.01 AND 5.02). Payments in any other manner will be specified in the prospectus supplement.


SENIOR DEBT

    The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Citigroup except subordinated debt.

SUBORDINATED DEBT

    The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of Citigroup.


    If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of the principal of, or premium, if any, or interest on subordinated debt securities, or in respect of any redemption, retirement or other acquisition of any of the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:



    - securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinated to Senior Indebtedness; and


    - payments made from a defeasance trust as described below.


    If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior


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Indebtedness (including any interest accruing after the commencement of any such proceedings) is paid in full. (SUBORDINATED DEBT INDENTURE, SECTION 14.01).


    "Senior Indebtedness" means:

    (1) the principal, premium, if any, and interest in respect of (A) indebtedness of Citigroup for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including the senior debt securities;

    (2) all capital lease obligations of Citigroup;

    (3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

    (4) all obligations, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

    (5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

    (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

    (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of Citigroup whether or not such obligation is assumed by Citigroup;

    but Senior Indebtedness does not include:

       (a) subordinated debt securities;

       (b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and

       (c) any indebtedness between or among Citigroup and its affiliates, including (x) any Junior Subordinated Debt, (y) any Capital Securities Guarantees and (z) all other debt securities and guarantees in respect of those debt securities issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Citigroup which is a financing vehicle of Citigroup in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by Citigroup pursuant to an instrument that ranks on an equal basis with, or junior to, the Capital Securities Guarantees.

    "Junior Subordinated Debt" means Citigroup's:

    - 7% Junior Subordinated Deferrable Interest Debentures due November 15,
      2028;

    - 6.850% Junior Subordinated Deferrable Interest Debentures due January 22, 2038;

    - 7 5/8% Junior Subordinated Deferrable Interest Debentures due December 1, 2036;

    - 7 3/4% Junior Subordinated Deferrable Interest Debentures due December 1, 2036;

    - 8% Deferrable Interest Debentures due September 30, 2036;

    - other notes or other obligations which may be issued under the indenture, dated as of October 7, 1996, between Citigroup and The Chase Manhattan Bank, as trustee; and

    - indebtedness that is by its terms subordinated to, or ranks on an equal basis with, the Junior Subordinated Debt.

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
    "Capital Securities Guarantees" means the guarantees issued by Citigroup in connection with:

    - the 7% Trust Preferred Securities of Citigroup Capital V;

    - the 6.850% Trust Preferred Securities of Citigroup Capital IV;

    - the 7 5/8% Trust Preferred Securities of Citigroup Capital III;

    - the 7 3/4% Trust Preferred Securities of Citigroup Capital II;

    - the 8% Trust Preferred Securities of Citigroup Capital I; and

    - any existing or future preferred or preference stock, including capital securities, that is by its terms subordinated to, or ranks on an equal basis with, the Junior Subordinated Debt.

COVENANTS

    LIMITATIONS ON LIENS. The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup's option, any other senior indebtedness ranking equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (SENIOR DEBT INDENTURE, SECTION 5.04). The subordinated debt indenture does not contain a similar provision.

    "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, that meets any of the following conditions:

    - Citigroup's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

    - Citigroup's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

    - Citigroup's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

    "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries.

    "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (SENIOR DEBT INDENTURE, SECTIONS 1.02 AND 5.04).

    LIMITATIONS ON MERGERS AND SALES OF ASSETS. The indentures provide that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

    - either Citigroup is the continuing corporation, or the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture (in which case, except in the case of such a lease, Citigroup will be discharged from its obligations under the indenture) and

    - immediately after the consummation of such a transaction, there would not be any default in the performance of any covenant or condition of the indenture (SENIOR DEBT INDENTURE, SECTIONS 5.05 AND 14.01; SUBORDINATED DEBT INDENTURE, SECTIONS 5.04 AND 15.01).

    Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES


    Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.



    Citigroup and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities, modify the applicable indenture or the rights of the holders of the securities of such series to be affected. However, no such modification may:


    - extend the fixed maturity of any such securities, reduce the rate or extend the time of payment of interest on such securities, reduce the principal amount of such securities or the premium, if any, on such securities, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which any such securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of such securities, without the consent of the holder of each security so affected; or

    - reduce the percentage of securities referred to above of any series the consent of the holders of which is required for any such modification without the consent of the holders of all securities of such series then outstanding; or


    - modify, without the written consent of the trustee, the rights, duties or immunities of the trustee (SECTIONS 13.01 AND 13.02).


    In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (SUBORDINATED DEBT INDENTURE, SECTION 13.02).

DEFAULTS


    Each indenture provides that events of default regarding any series of debt securities will be:


    - failure to pay required interest on any debt security of such series for 30 days;


    - failure to pay principal (other than a scheduled installment payment) or premium, if any, on any debt security of such series when due;



    - failure to make any required scheduled installment payment for 30 days on debt securities of such series;


    - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

    - certain events of bankruptcy or insolvency, whether voluntary or not (SECTION 6.01).

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    If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (SECTION 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year (SENIOR DEBT INDENTURE, SECTION 5.06; SUBORDINATED DEBT INDENTURE, SECTION 5.05).



    No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities (SECTION 6.02).



    Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (SECTIONS 6.02 AND 6.06). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (SECTION 10.01).



    If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (SECTION 6.05).



    Before any holder of any series of debt securities may institute action for any remedy, other than payment of the principal of, premium, if any, and interest on such holder's debt security when due, a request to the trustee by the holders of not less than 25% in principal amount of the debt securities of that series outstanding is required for the trustee to take action. An offer satisfactory to the trustee of security and indemnity against liabilities incurred by it is also required (SECTION 6.07).


DEFEASANCE


    SENIOR DEBT INDENTURE. If so specified when the senior debt securities of a particular series is created, after Citigroup has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:


    - will be deemed to have paid and discharged the entire indebtedness on all outstanding senior debt securities of such series ("defeasance and discharge"); or


    - will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such senior debt securities, relating to the senior debt securities of such series ("covenant defeasance").



    In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no federal income tax consequences as a result of such deposit.



    When there is a defeasance and discharge, the senior debt indenture will no longer govern the senior debt securities of such series, Citigroup will no longer be liable for payment and the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient. The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (SENIOR DEBT INDENTURE, SECTIONS 11.03 AND 11.04).


    Under current federal income tax law, defeasance and discharge would be treated as a taxable exchange of the senior debt securities for an interest in the trust. As a consequence, each holder of the senior debt securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's tax basis for the senior debt securities deemed exchanged. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the senior debt securities, except for any current interest payments. Under current federal income tax law, a covenant defeasance would not be treated as a taxable exchange of senior debt securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the federal income tax law.


    SUBORDINATED DEBT INDENTURE. The defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture are substantially the same as those described above for the senior debt indenture (SUBORDINATED DEBT INDENTURE, SECTIONS 11.01, 11.02, 11.03, 11.04 AND 11.05).


    Under the subordinated debt indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the IRS.


CONCERNING THE TRUSTEES


    Citigroup has had and may continue to have banking relationships with the trustees in the ordinary course of business.

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                         DESCRIPTION OF INDEX WARRANTS


    The following briefly summarizes the material terms and provisions of the index warrants. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.



    Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.


GENERAL

    The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to "reopen" a previous series of index warrants by issuing additional index warrants of such series.


    Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of specified securities or securities indices or specified foreign currencies or currency indices, or a combination thereof, or changes in such measure or differences between two or more such measures. The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.



    If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.



    The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the index warrants.



    You should read the prospectus supplement applicable to any series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.



    Unless otherwise specified in the applicable prospectus supplement, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

    The applicable prospectus supplement relating to any series of index warrants will describe the following:

    - the aggregate number of such index warrants;

    - the offering price of such index warrants;


    - the measure or measures by which payment or distribution on such index warrants will be determined;


    - certain information regarding the underlying securities, foreign currencies or indices;

    - the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

    - the date on which the index warrants may first be exercised and the date on which they expire;

    - any minimum number of index warrants exercisable at any one time;


    - any maximum number of index warrants that may, at Citigroup's election, be exercised by all warrant holders or by any person or entity on any day;


    - any provisions permitting a warrant holder to condition an exercise of index warrants;

    - the method by which the index warrants may be exercised;

    - the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

    - the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

    - the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

    - the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

    - any national securities exchange on, or self-regulatory organization with which, such index warrants will be listed;

    - any provisions for issuing such index warrants in certificated form;

    - if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

    - any other terms of such index warrants.

    Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your own tax advisors before purchasing any index warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS



    Most series of index warrants will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these index warrants and will be considered the sole owner of the index warrants for purposes of the index warrant agreement.



    Purchasers of index warrants may hold interests in the global certificates only through DTC (if they are a participant in such system) or through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee ("participants"). DTC will maintain accounts showing the index warrant holdings of its participants, and these participants will in turn maintain accounts showing the index warrant holdings of their customers (some of whom may themselves be securities intermediaries holding index warrants for their customers). Thus, each beneficial owner of a book-entry index warrant will hold that index warrant indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."



    The index warrants of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the index warrants will generally not be entitled to have the index warrants represented by the global notes registered in its name and will not be considered the owner under the index warrant agreement. In most cases, a beneficial owner will also not be able to obtain a physical (paper) certificate evidencing the holder's ownership of index warrants. The book-entry system for holding index warrants eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.



    A beneficial owner of book-entry securities represented by a global certificate may exchange the securities for definitive index warrants (physical (paper) certificates) only if:



    (a) DTC is unwilling or unable to continue as depositary for such global certificate and Citigroup is unable to find a qualified replacement for DTC within 90 days;



    (b) at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or



    (c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive index warrants in registered form.



    In this prospectus and the prospectus supplement, for book-entry index warrants, references to actions taken by index warrant holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to index warrant holders will mean payments and notices of redemption to DTC as the registered holder of the index warrants for distribution to participants in accordance with DTC's procedures.



    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.



    DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



    Citigroup and the index warrant agent will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


LISTING

    Unless otherwise indicated in the prospectus supplement, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

MODIFICATION

    The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

    - curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained therein;

    - maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

    - registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depository; or

    - for any other purpose which Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.


    Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:


    - changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

    - shortens the period of time during which the index warrants, may be exercised;

    - otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

    - reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

    If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants and may then be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS


    Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his index warrants.

                         DESCRIPTION OF PREFERRED STOCK


    The following briefly summarizes the material terms of Citigroup's preferred stock. You should read the particular terms of any series of preferred stock offered by Citigroup which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Citigroup's Restated Certificate of Incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Restated Certificate of Incorporation and the certificates of designation are filed as exhibits to the registration statement of which this prospectus forms a part. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup's outstanding preferred stock, see "Description of Capital Stock."


GENERAL


    Under Citigroup's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:



    - the number of shares to be included in the series;



    - the designation, powers, preferences and rights of the shares of the series; and



    - the qualifications, limitations or restrictions of such series, except as otherwise stated in the Certificate of Incorporation.



    Prior to the issuance of any series of preferred stock, the Board of Directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the Certificate of Incorporation. The term "Board of Directors of Citigroup" includes any duly authorized committee.



    The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose, which may include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Certificate of Incorporation, of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the Board of Directors of Citigroup.



    Under existing interpretations of The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Office of Thrift Supervision (the "OTS"), if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a "class of voting securities" and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that otherwise exercises a "controlling influence" over Citigroup may then be regulated as a "bank holding company" in accordance with the Bank Holding Company Act (the "BHC Act"), and a holder of 25% or more of the preferred stock or a holder of 10% or more of the preferred stock that otherwise possesses certain "control factors" relating to Citigroup may then be regulated as a "savings and loan holding company" in accordance with the Home Owner's Loan Act of 1933. In addition, at such time:



    - any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock;

    - any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board and the OTS under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock; and



    - any savings and loan holding company generally could not retain in excess of 5% of the preferred stock.



Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve Board to the extent then required by applicable law.



    The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.


    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK


    Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.


DIVIDENDS


    Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative.



    Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for



    - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or



    - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.



    Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.



    Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for



    - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or



    - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

    The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup's common stock.

REDEMPTION


    If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.



    Any partial redemptions of preferred stock will be made in a way that the Board of Directors decides is equitable.



    Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.


LIQUIDATION PREFERENCE


    Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.


VOTING RIGHTS

    The holders of shares of preferred stock will have no voting rights, except:

    - as otherwise stated in the prospectus supplement;

    - as otherwise stated in the certificate of designation establishing such series; or

    - as required by applicable law.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    As of the date of this prospectus, Citigroup's authorized capital stock consists of 6 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup's common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup's Restated Certificate of Incorporation and the certificate of designation relating to any series of preferred stock for provisions that may be important to you.


COMMON STOCK


    As of December 31, 1998, Citigroup had outstanding approximately 2.3 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup's stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class together with holders of the shares of the outstanding Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock, which are described below. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the Board of Directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.



    Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Citibank, N.A. The common stock is listed on The New York Stock Exchange, Inc. (the "NYSE") and The Pacific Exchange, Inc.



PREFERRED STOCK



    The general terms of Citigroup's preferred stock are described above under "Description of Preferred Stock."



    As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:



                                       NUMBER OF                       REDEMPTION         DATE NEXT
                                        SHARES       DIVIDENDS PER     PRICE PER         REDEEMABLE           GENERAL
TITLE OF SERIES                       OUTSTANDING        YEAR          SHARE ($)        BY CITIGROUP       VOTING RIGHTS
------------------------------------  -----------  -----------------  ------------  ---------------------  -------------
6.365% Cumulative Preferred Stock,
  Series F..........................   1,600,000        6.365%                250       June 16, 2007           No
6.213% Cumulative Preferred Stock,
  Series G..........................     800,000        6.213%                250       July 11, 2007           No
6.231% Cumulative Preferred Stock,
  Series H..........................     800,000        6.231%                250     September 8, 2007         No
Series I Cumulative Convertible
  Preferred Stock...................     140,000(1)      $90.00             1,000    October 31, 1999(7)      Yes(11)
8.08% Cumulative Preferred Stock,
  Series J..........................     400,000        $40.40                500       Currently(8)          Yes(11)
8.40% Cumulative Preferred Stock,
  Series K..........................     500,000        $42.00                500      March 31, 2001        Yes(11)
9.50% Cumulative Preferred Stock,
  Series L..........................          -- (2)       9.50%              500       June 30, 2001        Yes(11)
5.864% Cumulative Preferred Stock,
  Series M..........................     800,000        5.864%                250      October 8, 2007         No
Graduated Rate Cumulative Preferred
  Stock, Series O...................     625,000   Variable Rate(3)           100    August 15, 1999(9)        No

                                       NUMBER OF                       REDEMPTION         DATE NEXT
                                        SHARES       DIVIDENDS PER     PRICE PER         REDEEMABLE           GENERAL
TITLE OF SERIES                       OUTSTANDING        YEAR          SHARE ($)        BY CITIGROUP       VOTING RIGHTS
------------------------------------  -----------  -----------------  ------------  ---------------------  -------------
Adjustable Rate Cumulative Preferred
  Stock, Series Q...................     700,000   Variable Rate(4)           250       May 31, 1999            No
Adjustable Rate Cumulative Preferred
  Stock, Series R...................     400,000   Variable Rate(4)           250      August 31, 1999          No
8.30% Noncumulative Preferred Stock,
  Series S..........................     500,000         8.30%                250     November 15, 1999         No
8 1/2% Noncumulative Preferred
  Stock, Series T...................     600,000         8.50%                250     February 15, 2000         No
7 3/4% Cumulative Preferred Stock,
  Series U..........................     500,000         7.75%                250       May 15, 2000            No
Fixed Adjustable Rate Cumulative
  Preferred Stock, Series V.........     250,000   Variable Rate(5)           500   February 15, 2006(10)       No
Cumulative Adjustable Rate Preferred
  Stock, Series Y...................       2,262   Variable Rate(6)       100,000    On any payment date        No
5.321% Cumulative Preferred Stock,
  Series YY.........................         987        5.321%          1,000,000     December 22, 2018         No



    Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights (1) that are required by law, (2) that apply if there is a default in paying dividends for the equivalent of six calendar quarters (in some cases, whether or not consecutive) and (3) when Citigroup wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. These special voting rights apply to all series of preferred stock listed above.


------------------------------


(1) Each share of Series I Preferred Stock is convertible (at the option of the holder thereof) into 44.60526 shares of common stock, subject to anti-dilution adjustment.



(2) The Series L Preferred Stock will be issuable upon the settlement of purchase contracts issued as a component of the 9 1/2% Trust Preferred Stock Units of SI Financing Trust I, a subsidiary of Salomon Smith Barney Holdings Inc. ("SSBH"). Holders must settle the purchase contracts on June 30, 2021; however, SSBH has the option to accelerate settlement to June 30, 2001.



(3) For all quarterly dividend periods ending on or prior to August 15, 1999, the annual dividend rate is the Five-Year Treasury Rate (as defined in the Series O Preferred Stock Certificate of Designation) plus 1.50%. Between August 15, 1999 and August 15, 2004, the annual dividend rate will be the Five-Year Treasury Rate plus 2.25%. Prior to August 15, 2004, the above rates may not be less than 7.00% nor greater than 14.00% per year, and after August 15, 2004, the rates may not be less than 8.00% nor greater than 16.00% per year. The dividend rate will be increased in the event of specified changes in the Internal Revenue Code that would decrease the dividends received deduction applicable to corporate stockholders (a "Change in Tax Law").



(4) For each dividend period the dividend rate will be equal to 84% of the Effective Rate (as defined below), but not less than 4.50% per year or more than 10.50% per year. The "Effective Rate" for any dividend period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, each as defined in the relevant part of the Certificate of Incorporation.



(5) The Series V Preferred Stock provides for a cumulative dividend at a rate that changes over time. For each dividend period up to but not including February 15, 2006, the dividend rate will be 5.86% per year. For each dividend period beginning on or after February 15, 2006, the dividend rate will be equal to 0.50% plus the Effective Rate, but not less than 6.00% or more than 12.00%. The dividend rate will be increased in the event of a Change in Tax Law.



(6) The holders of the Series Y Preferred Stock are entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (a) the Short Term Rate (as defined below) and (b) 4.85%. The "Short Term Rate" generally will be equal to either 85% or 78% of the Money Market Yield (as defined in the Certificate of Incorporation) of the 90-day rate for commercial paper multiplied by the stock's $100,000 per share liquidation value.



(7) Redemption is mandatory.



(8) Called for redemption on February 11, 1999.

(9) If not redeemed on August 15, 1999, also redeemable at any time after August 15, 2004 or following a Change in Tax Law.



(10) Prior to February 15, 2006, in the event of a Change in Tax Law, Citigroup at its option may redeem all, but not less than all, of the Series V Preferred Stock at a price declining over time from $525 per share to $500 per share.



(11) Holders of shares of Series I Preferred Stock are entitled to 44.60526 votes per share, and holders of shares of Series J, K and L Preferred Stock are entitled to three votes per share, when voting as a class with the common stock, subject to anti-dilution adjustment. The shares of Series I Preferred Stock are entitled to vote together as a class with the shares of common stock (and any other shares of capital stock of Citigroup at the time entitled to vote together as a class) on all matters submitted to a vote of stockholders of Citigroup. In addition, holders of Series I, J and K Preferred Stock together with all other series of preferred stock, voting as one class, must give their approval by a two-thirds vote of shares of preferred stock then outstanding to some types of liquidation, merger and asset sale transactions. Finally, without obtaining the approval of a majority of the outstanding shares of Series I, J and K Preferred Stock voting separately as a class, Citigroup may not amend the Certificate of Incorporation to increase the authorized amount of preferred stock or to authorize any other stock ranking on a parity with the preferred stock either as to payment of dividends or upon liquidation.


CERTAIN PROVISIONS OF CITIGROUP'S CERTIFICATE OF INCORPORATION AND BY-LAWS

    BUSINESS COMBINATIONS. The Certificate of Incorporation requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the then outstanding shares of voting stock, voting together as a single class, excluding from such number of outstanding shares and from such required vote voting stock beneficially owned by any interested stockholder (generally, a 25% stockholder), to approve any merger or other business combination (which would include a merger, sale of $25,000,000 of assets, and similar extraordinary corporate transactions) between, or otherwise involving, Citigroup and any interested stockholder, unless the transaction has been approved by a majority of the continuing directors of Citigroup, or unless certain minimum price, form of consideration and procedural requirements are satisfied.


    AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS. The affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote for the election of directors is required to amend the provisions of the Certificate of Incorporation relating to the issuance of preferred stock or common stock. Amendments of provisions of the Certificate of Incorporation relating to business combinations require a vote of the holders of 66 2/3% of the then outstanding shares of voting stock, excluding voting stock held by interested stockholders, unless 75% of the Board of Directors recommend such amendment and the directors comprising such 75% would qualify as Continuing Directors. The Board of Directors, at any meeting, may alter or amend the By-Laws upon the affirmative vote of at least 66 2/3% of the entire Board of Directors.



    VACANCIES. Vacancies on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, so long as a quorum is present. Any other vacancies on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the Board of Directors shall hold office for a term coinciding with the predecessor director's remaining term.

                        DESCRIPTION OF DEPOSITARY SHARES


    The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.


GENERAL

    Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.


    The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.


    The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS


    The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.



    The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.


REDEMPTION OF PREFERRED STOCK


    If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

WITHDRAWAL OF PREFERRED STOCK


    Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock. However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.


VOTING DEPOSITED PREFERRED STOCK


    Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions. Citigroup will agree to take all reasonable actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.


AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT


    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:


    (1) all outstanding depositary shares have been redeemed;

    (2) each share of preferred stock has been converted into or exchanged for common stock; or

    (3) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Citigroup and such distribution has been distributed to the holders of depositary shares.


The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES


    No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.


RESIGNATION AND REMOVAL OF DEPOSITARY


    The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


MISCELLANEOUS


    The preferred stock depositary will forward all reports and communications from Citigroup which are delivered to the preferred stock depositary and which Citigroup is required to furnish to the holders of the deposited preferred stock.



    Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                              PLAN OF DISTRIBUTION

    Citigroup may offer the offered securities in one or more of the following ways from time to time:

    - to or through underwriters or dealers;

    - by itself directly;

    - through agents; or

    - through a combination of any of these methods of sale.

    Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.


    The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:


    - the name or names of any underwriters, dealers or agents;

    - the purchase price of the offered securities and the proceeds to Citigroup from such sale;

    - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

    - the initial public offering price;

    - any discounts or concessions to be allowed or reallowed or paid to dealers; and

    - any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


    If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.


    In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

    If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

    Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

    If so indicated in the applicable prospectus supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.


    The broker-dealer subsidiaries of Citigroup are members of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup's broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.


    This prospectus, together with any applicable prospectus, supplement may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup's broker-dealer subsidiaries, including Salomon Smith Barney Inc., may act as principal or agent in such transactions. None of Citigroup's broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

    Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

    Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

                                 ERISA MATTERS


    By virtue of Citigroup's affiliation with certain of its subsidiaries, including insurance company subsidiaries and its broker-dealer subsidiaries, that provide services to many employee benefit plans, including investment advisory and asset management services, Citigroup and any direct or indirect subsidiary of Citigroup may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Citigroup or any direct or indirect subsidiary of Citigroup is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.


                                 LEGAL MATTERS

    The validity of the offered securities will be passed upon for Citigroup by Stephanie B. Mudick, Esq., General Counsel-Corporate Law of Citigroup, 153 East 53(rd) Street, New York, New York 10043 and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or by counsel to be identified in the applicable prospectus supplement. Ms. Mudick, General Counsel-Corporate Law and an Assistant Secretary of Citigroup, beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Certain legal matters will be passed upon for the underwriters or agents by Dewey Ballantine LLP, New York, New York, or by counsel to be identified in the applicable prospectus supplement. Dewey Ballantine LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries and may do so in the future. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Citigroup, and he and other attorneys in such firm beneficially own an aggregate of less than 1% of the common stock of Citigroup. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of an aggregate of less than 1% of Citigroup's common stock.

                                    EXPERTS


    The consolidated financial statements and schedules of Travelers Group Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference or included in Travelers' Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and incorporated by reference herein, have been audited by KPMG LLP, independent certified public accountants, as set forth in their reports thereon (also incorporated by reference herein). Those reports state that KPMG LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries, appearing in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), as of December 31, 1996, and for each of the two years in the period ended December 31, 1996 and that their opinion regarding any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. The consolidated financial statements of Travelers referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing.


    The consolidated financial statements of Citicorp and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, included in the 1997 Citicorp Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

    The supplemental consolidated financial statements and schedule of Citigroup as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Citigroup's Current Report on Form 8-K dated October 26, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference. This report states that KPMG LLP did not audit the Salomon Financials and that their opinion regarding any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Citigroup after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

The information in this prospectus supplement is not complete and may be changed. Citigroup Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1999


PROSPECTUS SUPPLEMENT
(To prospectus dated               , 1999)

                                 $6,000,000,000

                                     [LOGO]

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES A
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

    The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup will deliver to prospective buyers of any note. The maximum amount that Citigroup expects to receive from the sale of the notes is between $5,820,000,000 and $5,992,500,000 after paying the agent commissions of between $7,500,000 and $180,000,000.


MATURITY:        9 months or more from the
INTEREST RATES:  Fixed, floating, or zero coupon.
                 date of issue.

INDEXED NOTES:   Payments of interest or
RANKING:         Senior notes are part of our
                 principal may be linked to the
                 senior indebtedness; and
                 price of one or more securities,
                 Subordinated notes are part of
                 currencies, commodities or our
                 subordinated indebtedness.
                 other goods.

REDEMPTION:      Terms of specific notes may
OTHER TERMS:     You should review "Description
                 permit or require redemption of
                 the Notes" and the pricing or
                 repurchase at our option or
                 supplement for features that
                 your option. apply to your
                 notes.

RISKS:           Certain indexation and currency
                 risks may exist.


                            ------------------------

    CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

    Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

    These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Inc. These notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

             , 1999


                              SALOMON SMITH BARNEY

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT


                                                                                          PAGE
                                                                                          -----
Risk Factors.........................................................................         S-3
Important Currency Information.......................................................         S-6
Description of the Notes.............................................................         S-7
Certain United States Federal Income Tax Considerations..............................        S-32
Plan of Distribution.................................................................        S-39
Legal Matters........................................................................        S-40


                                   PROSPECTUS


Prospectus Summary.....................................................................          2
Citigroup Inc..........................................................................          7
Use of Proceeds and Hedging............................................................          8
Ratio of Income to Fixed Charges and Ratio of Income to Combined Fixed Charges
  Including
    Preferred Stock Dividends..........................................................          9
European Monetary Union................................................................         10
Description of Debt Securities.........................................................         11
Description of Index Warrants..........................................................         20
Description of Preferred Stock.........................................................         25
Description of Capital Stock...........................................................         28
Description of Depositary Shares.......................................................         31
Plan of Distribution...................................................................         34
ERISA Matters..........................................................................         36
Legal Matters..........................................................................         36
Experts................................................................................         36

                                  RISK FACTORS



CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL
  LOSS TO YOU.



    An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note on which all or a part of any payment due is based on a currency other than U.S. dollars entails significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:


    - the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;


    - the possibility of significant changes in rates of exchange between U.S. dollars and such specified currency resulting from official redenomination relating to such specified currency; and


    - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup has no control and which cannot be readily foreseen, such as


    - economic events;



    - political events; and


    - the supply of and demand for the relevant currencies.


In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.



    Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency, other than U.S. dollars, at the time of payment of principal of, or premium, if any, or interest on, a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, and premium, if any, or interest in any such specified currency. Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup when payments on such note are due because of circumstances beyond the control of Citigroup. In any such event, Citigroup will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a currency other than U.S. dollars. See "--Payment Currency" and "Description of the Notes--Payment of Principal and Interest" below.



    The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. Citigroup disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, notes. Such persons should consult their advisors with regard to such matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.



    Except as set forth below, if payment in respect of a note is required to be made in a specified currency other than U.S. dollars and such currency is--


    - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup's control;

    - no longer used by the government of the country issuing such currency; or

    - no longer used for the settlement of transactions by public institutions of or within the international banking community--


then all payments in respect of such note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate (as described below) for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such note shall have been issued.



    If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, but including, without limitation, an official redenomination of any such specified currency that is a composite currency, the obligations of Citigroup regarding payments on such note denominated in such specified currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Notes will not provide for any adjustment to any amount payable under such notes as a result of



    - any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates or



    - any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.



For a description of European Monetary Union, see "European Monetary Union" in the prospectus and any disclosure on European Monetary Union in an applicable pricing supplement.



    Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States unless otherwise specified in the applicable pricing supplement.



JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.



    The notes will be governed by, and construed in accordance with, the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.



    An investment in indexed notes may entail significant risks that are not associated with a similar investment in a debt instrument that



    - has a fixed principal amount;



    - is denominated in U.S. dollars; and



    - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.



    The risks of a particular indexed note will depend on the terms of such indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of



    - the underlying assets;



    - another objective price; and



    - economic or other measures making up the relevant index.



Underlying assets could include:


    - securities;

    - currencies;

    - intangibles;

    - goods;

    - articles; and

    - commodities.


    The risks associated with a particular indexed note generally depend on factors over which Citigroup has no control and which cannot readily be foreseen. These risks include



    - economic events;



    - political events; and


    - the supply of, and demand for, the underlying assets.


In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.



    In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable in respect of indexed notes may involve reference to



    - an index determined by an affiliate of Citigroup or



    - prices which are published solely by third parties or entities which are not regulated by the laws of the United States.



The risk of loss as a result of the linkage of principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks entailed by an investment in indexed notes.


                            ------------------------

    You should only rely on the information contained or incorporated by reference in this prospectus supplement, the prospectus and in any pricing supplement. Citigroup has not, and the agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup is not, and the agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus, as well as information Citigroup previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document. Citigroup's business, financial condition, results of operations and prospects may have changed since that date.


                         IMPORTANT CURRENCY INFORMATION


    Purchasers are required to pay for each note in a currency specified by Citigroup for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, the agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the agent on such terms and those conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. All costs of exchange will be borne by the purchaser.



    References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES


    The following description of the particular terms of the Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series A supplements, the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.



    The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.


GENERAL


    INTRODUCTION. The senior notes are a series of senior debt securities issued under Citigroup's senior debt indenture. The subordinated notes are a series of subordinated debt securities issued under Citigroup's subordinated debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $6,000,000,000 or its equivalent in one or more foreign or composite currencies, subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate. The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup. The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate, which shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup or its agent, as the exchange rate agent for the applicable series of notes.



    RANKING. The senior notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup. See "Description of Debt Securities--Subordinated Debt" in the prospectus.



    On a consolidated basis, after giving effect to the merger of Citicorp into a newly formed, wholly owned subsidiary of Citigroup as of September 30, 1998, the aggregate principal amount of senior indebtedness of Citigroup outstanding was approximately $78.1 billion. This senior indebtedness consisted of approximately $42.5 billion of term debt, approximately $21.2 billion of commercial paper and approximately $14.4 billion of other short-term borrowings.



    FORMS OF NOTES. The notes will be issued in fully registered form only, without coupons. Each note will be issued initially as a book-entry note, which shall be a global security registered in the name of a nominee of The Depository Trust Company, as depository ("DTC"), or such other depository as is stated in the pricing supplement. Alternatively, if specified in the applicable pricing supplement to this prospectus supplement, each note will be issued initially as a certificated note, which shall be a certificate issued in temporary or definitive form. Except as set forth in the prospectus under "Description of Debt Securities--Book-Entry Procedures And Settlement For Debt Securities," book-entry notes will not be issuable as certificated notes. See "Book-Entry System" below.



    DENOMINATIONS. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes having a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.



    MATURITY. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. Such stated maturity date shall be a business day more than nine months from its date of issue, as selected by the purchaser and agreed to by Citigroup. The stated maturity date may be extended at the option of Citigroup. Each note may also be redeemed at the option of Citigroup, or to repayment at the option of the holder, prior to its stated maturity. Each note having a specified currency of pounds sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time.



    ADDITIONAL INFORMATION. The pricing supplement relating to a note will describe the following terms:



    - the specified currency for such note;



    - whether such note


        (1) is a fixed rate note, which bears interest at a fixed rate, the rate of which may be zero in the case of certain OID notes;



        (2) is a floating rate note; and/or



        (3) is an amortizing note on which a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or



        (4)is an indexed note on which the amount of any interest payment, in the case of an indexed rate note, and/or the principal amount payable at maturity, in the case of an indexed principal note, will be determined based on the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or by application of a formula;



    - the issue price, which will be expressed as a percentage of the aggregate principal amount or face amount, and represents the price at which such note will be issued;



    - the original issue date on which such note will be issued;



    - the date of the stated maturity;



    - if it is a fixed rate note, the rate per annum at which such note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its stated maturity;



    - if it is a floating rate note, the base rate, the initial interest rate, the interest reset period or the interest reset dates, the interest payment dates, and, if applicable, the index maturity, the maximum interest rate, the minimum interest rate, the spread or spread multiplier, and any other terms relating to the particular method of calculating the interest rate for such note and whether and how such spread or spread multiplier may be changed prior to stated maturity;



    - whether it is an OID note;



    - if it is an amortizing note, the terms for repayment prior to stated maturity;

    - if it is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;



    - whether such note may be redeemed at the option of Citigroup, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an OID note or indexed note, the information necessary to determine the amount due upon redemption or repayment;



    - whether such note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;



    - whether such note will be represented by a global security or a certificate issued in definitive form;



    - any special United States federal income tax consequences of the purchase, ownership and disposition of certain notes;



    - whether it is a renewable note, and, if so, its specific terms;


    - the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and


    - any other terms of such note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise not inconsistent with the provisions of the indenture under which such note will be issued.


    As used in this prospectus supplement, "business day" means:


    - for any note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;



    - for LIBOR notes only, a London business day, which shall be any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market;



    - for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and



    - for notes denominated in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer ("TARGET") System is open.



    As used above, a "principal financial center" means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the principal financial center shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan and Zurich, respectively.


PAYMENT OF PRINCIPAL AND INTEREST


    The principal of, and any premium and interest on, each note are payable by Citigroup in the specified currency for such note. If the specified currency for a note is other than U.S. dollars, Citigroup will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and such note, elect to receive all payments in respect of such note in the specified currency by delivery of a written notice to the trustee for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Risk Factors-- Currency Risks--Payment Currency" above. Such election will remain in effect until revoked by written notice to such trustee received not later than fifteen calendar days prior to the applicable payment date. No such change of election may be made regarding payments on any note relating to which an event of default has occurred or Citigroup has given notice of redemption.



    In the case of a note having a specified currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such note will be determined by the exchange rate agent:



    - based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date, or if no such rate is quoted on such date, the last date on which such rate was quoted;



    - from three, or if three are not available, then two, recognized foreign exchange dealers in The City of New York, one or more of which may be the agent, and another of which may be the exchange rate agent, selected by the exchange rate agent; and


    - by the quoting dealer for the purchase.


    The exchange rate agent will also determine prior to settlement the aggregate amount of such specified currency payable on a payment date in respect of all notes denominated in such specified currency. All currency exchange costs will be borne by the holders of such notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup's control, in which case such payments will be made as described under "Risk Factors--Currency Risks--Payment Currency" above.



    Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by check mailed to the registered holders of such notes. In the case of global securities representing book-entry notes, such payments of interest on notes will be made to a nominee of the depositary. However, in the case of a note issued between a regular record date and the related interest payment date, unless otherwise specified in the related pricing supplement, interest for the period beginning on the original issue date for such note and ending on such interest payment date will be paid on the next succeeding interest payment date to the registered holder of such note on the related regular record date.



    A holder of $10,000,000, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of notes of like tenor and term, will be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive such payments only if appropriate wire transfer instructions are received in writing by the trustee for such notes not later than fifteen calendar days prior to the applicable interest payment date. Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of such note at the corporate trust office or agency of the trustee for such note in The City of New York.



    Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made in respect of a note on a date, including the day of stated maturity, that is not a business day for such note need not be made on such date. A payment may be made on the next succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

    Unless otherwise specified in the applicable pricing supplement, if the principal of any OID note, other than an indexed note is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to such note will be limited to the aggregate principal amount of such note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with generally accepted accounting principles in effect on the date of declaration.



    The regular record date for to any interest payment date for a floating rate note, fixed rate note or an indexed rate note shall be the date, whether or not a business day, fifteen calendar days immediately preceding such interest payment date.


FIXED RATE NOTES


    Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on certain fixed rate notes may be adjusted from time to time.



    Unless otherwise set forth in the applicable pricing supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on such dates as set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made in respect of such note on such date, including the day of stated maturity, may be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delayed payment. If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for such fixed rate note would otherwise be a day that is not a business day, such interest payment date shall be postponed to the next succeeding business day and any payment of interest in respect of such interest payment date will include interest accrued through the day before such interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.


FLOATING RATE NOTES


    The "initial interest period" is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period and any interest reset period is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any. A basis point or bp equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as being applicable to such note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as being applicable to such note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be so specified in the applicable pricing supplement, the spread or spread multiplier on certain floating rate notes may be adjusted from time to time.

    The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:



    - LIBOR;



    - the Commercial Paper Rate;



    - the Treasury Rate;



    - the Federal Funds Rate;



    - the CD Rate;



    - the Prime Rate;



    - the J.J. Kenny Rate;



    - the Eleventh District Cost of Funds Rate; or



    - such other base rate as is set forth in the applicable pricing supplement and in such note.



    The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.



    "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.



    "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication.



    "Calculation Date," where applicable, means the date by which the calculation agent is to calculate the interest rate for floating rate notes which shall be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity, as the case may be.



    As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which in each case will be expressed as a rate per annum on a simple interest basis:



    - maximum interest rate, which shall be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and/or



    - minimum interest rate, which shall be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.



    In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.



    Citigroup will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in a pricing supplement, The Bank of New York will be the calculation agent for each senior note that is a floating rate note. The First National Bank of Chicago will be the calculation agent for each subordinated note that is a floating rate note. All determinations of interest by the calculation agents shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

    The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.



    Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:



    - in the case of floating rate notes that reset daily, each business day;



    - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;



    - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;



    - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;



    - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;



    - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;



    - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and



    - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.



If an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date shall be postponed to the next succeeding business day. In the case of a LIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date shall instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date shall be the succeeding business day.



    Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date shall be determined on a rate determination date preceding such interest reset date, as further described below. Such rate determination date may be referred to as follows:



    - a CD Rate determination date in the case of a CD Rate note;



    - a Commercial Paper Rate determination date in the case of a Commercial Paper Rate note;



    - a Federal Funds Rate determination date in the case of a Federal Funds Rate note;



    - a LIBOR determination date in the case of a LIBOR note;



    - a Treasury Rate determination date or a Constant Maturity Treasury Rate determination date in the case of a Treasury Rate note;



    - a Prime Rate determination date in the case of a Prime Rate note;



    - a J.J. Kenny Rate determination date in the case of a J.J. Kenny Rate note; or



    - an Eleventh District Cost of Funds Rate determination date in the case of an Eleventh District Cost of Funds Rate note.

    Unless otherwise specified in the applicable pricing supplement, interest payable in respect of floating rate notes shall be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.



    Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of LIBOR notes, Prime Rate notes, J.J. Kenny Rate notes, Eleventh District Cost of Funds Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes and CD Rate notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing such interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.



    For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR notes, Prime Rate notes, J.J. Kenny Rate notes, Eleventh District Cost of Funds Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes and CD Rate notes. In the case of Treasury Rate notes, such product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.



    Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, such calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit shall be rounded upward.


    Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows.


    - In the case of Floating Rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.



    - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December, as specified in the applicable pricing supplement.



    - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September, and December of each year.



    - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.



    - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity or on an interest payment date.



    If an interest payment date for any floating rate note would fall on a day that is not a business day, such interest payment date shall be postponed to the next succeeding business day. In the case of a LIBOR note, if postponement to the next business day would cause the interest payment Date to be in the next succeeding calendar month, the interest payment date shall instead be the immediately preceding business day.



    If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for such floating rate note would otherwise be a day that is not a business day, such interest payment date will not be postponed. Despite the foregoing, any payment required to be made in respect of such floating rate note may be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest shall accrue as a result of such delayed payment.



    Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.



    CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at the interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.



    Unless otherwise specified in the applicable pricing supplement, the CD Rate for each interest reset period shall be the rate as of the CD Rate determination date, which is the second business day prior to the interest reset date for such interest reset period for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."


    The following procedures will be followed if the CD Rate cannot be determined as described above.


    - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such CD Rate determination date, then the CD Rate for such interest reset period will be the rate on such CD Rate determination date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update.



    - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate for such interest reset period will be calculated by the calculation agent for such CD Rate note. Such rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for such CD Rate note for negotiable certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.



    - If the dealers selected as aforesaid by such calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for such interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.



    CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

    Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.



    Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate for each interest reset period will be determined by the calculation agent for such Commercial Paper Rate note as of the Commercial Paper Rate determination date, which is the second business day prior to the interest reset date for such interest reset period. Such Commercial Paper Rate shall be the money market yield on such Commercial Paper Rate determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper--Nonfinancial."


    The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.


    - If such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such Commercial Paper Rate determination date, then the Commercial Paper Rate for such interest reset period shall be the money market yield on such Commercial Paper Rate determination date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update under the heading "Commercial Paper--Nonfinancial."



    - If by 3:00 p.m., New York City time, on such calculation date the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Commercial Paper Rate for such interest reset period shall be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate determination date, of three leading dealers of commercial paper in The City of New York selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.



    - If the dealers selected as aforesaid by such calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for such interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.



Money market yield shall be a yield calculated in accordance with the following formula:



                             DX360
money market yield =      -----------   X100
                          360-(DXM)



where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.



    Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at the interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.



    Unless otherwise specified in the applicable pricing supplement, the Federal Funds Rate for each interest reset period shall be the effective rate as of the Federal Funds Rate determination date, which is the second business day prior to the interest reset date for such interest reset period, for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)."

    The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.


    - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such Federal Funds Rate determination date, the Federal Funds Rate for such interest reset period shall be the rate on such Federal Funds Rate determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."



    - If by 3:00 p.m., New York City time, on such calculation date the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Federal Funds Rate for such interest reset period shall be the rate on such Federal Funds Rate determination date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)."



    - If such rate, however, is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such calculation date, the Federal Funds Rate for such interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.



    In the case of a Federal Funds Rate note that resets daily, the interest rate on such note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for such note on such second Monday, or, if not a business day, on the next succeeding business day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.



    LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at the interest rate calculated with reference to LIBOR and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.



    LIBOR for each interest reset period will be determined by the calculation agent for such LIBOR notes as follows.



    - On a LIBOR determination date, which is the second London banking day prior to the interest reset date for such interest reset period, the calculation agent for such LIBOR note will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement, commencing on such interest reset date, which appear on the designated LIBOR page at approximately 11:00 a.m., London time, on such LIBOR determination date.



    - If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "3750" on the Bridge Telerate Service, or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks, and LIBOR for such interest reset period will be the relevant offered rate as determined by the calculation agent.



    - If "LIBOR Reuters" is designated in the applicable pricing supplement, designated LIBOR page means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service, or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks, provided, that at least two such offered rates appear on the designated LIBOR page, in which case, LIBOR for such interest reset period will be the arithmetic mean of such offered rates as determined by the calculation agent for such LIBOR note.

    If LIBOR cannot be determined as above, either because the designated LIBOR page is no longer available or because less than two rates appear on page "LIBO" on the Reuters Monitor Money Rate Services, then on such LIBOR determination date, the calculation agent will determine LIBOR as follows.



       - The calculation agent for such LIBOR note will request the principal London offices of each of four major banks in the London interbank market selected by such calculation agent to provide such calculation agent with its offered quotations for deposits in the specified currency for the period of the specified index maturity, commencing on such interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR determination date. Such offered quotations will be in a principal amount equal to an amount of not less than $1,000,000 or its approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.



       - If at least two such quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of such quotations.



       - If fewer than two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the calculation agent for such LIBOR note at approximately 11:00 a.m., New York City time, on such LIBOR determination date for loans in the specified currency to leading European banks, for the period of the specified index maturity, commencing on such interest reset date, and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the specified currency that is representative of a single transaction in such market at such time.



       - If fewer than three banks selected as aforesaid by such calculation agent are quoting rates as mentioned in this sentence, however, LIBOR for such interest reset period will be the same as LIBOR for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.



    Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at the interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.



    Unless "Constant Maturity" is specified or unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for such interest reset period of treasury securities, which shall be the direct obligations of the United States that have the index maturity specified in the applicable pricing supplement, as such rate appears on either Telerate page 56 or Telerate page 57 under the heading "AVGE INVEST YIELD."

    The following procedures will be followed if the Treasury Rate cannot be determined as described above.


    - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such Treasury Rate determination date, the Treasury Rate for such interest reset period will be the auction average rate, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, on such Treasury Rate determination date as otherwise announced by the United States Department of the Treasury.



    - If the results of the auction of treasury securities having the specified index maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such Treasury Rate determination date, then the Treasury Rate for such interest reset period shall be calculated by the calculation agent for such Treasury Rate note. Such Treasury Rate shall be a yield to maturity, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate determination date, of three leading primary United States government securities dealers selected by such calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity.



    - If the dealers selected as aforesaid by such calculation agent, however, are not quoting bid rates as mentioned in this sentence, then the Treasury Rate for such interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Treasury Rate will be the initial interest rate.



    The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for such interest reset period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an interest reset date for a Treasury Rate note, then such interest reset date shall instead be the business day immediately following such auction date.



    If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the designated CMT maturity index for (1) if the designated CMT Telerate page is 7051, the rate on such Constant Maturity Treasury Rate determination date and (2) if the designated CMT Telerate page is 7052, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.



    The following procedures will be followed if such rate does not appear on such designated CMT Telerate page.



    - If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate for such Constant Maturity Treasury Rate determination date will be such Treasury Constant Maturity Rate for the designated CMT maturity index as published in the relevant H.15(519).

    - If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on such Constant Maturity Treasury Rate determination date will be such treasury constant maturity rate for the designated CMT maturity index, or other United States Treasury rate for the designated CMT maturity index, for the Constant Maturity Treasury Rate determination date for such interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in the relevant H.15(519).



    - If such information is not provided by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on the Constant Maturity Treasury Rate determination date will be calculated by the calculation agent. Such Treasury Rate will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in The City of New York selected by the calculation agent, one of which may be the agent, from five such dealers selected by the calculation agent and eliminating the highest quotation, or in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for Treasury notes, which shall be the most recently issued direct noncallable fixed rate obligations of the United States, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.



    - If the calculation agent is unable to obtain three such Treasury note quotations, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent. Such Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such Constant Maturity Treasury Rate determination date of three leading U.S. government securities dealers in the City of New York, one of which may be the agent, from five such dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.



    - If three or four, and not five, of such dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. However, if fewer than three dealers so selected by the calculation agent are quoting as mentioned above, the Treasury Rate determined as of such Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.



    - If two Treasury notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.



    "Designated CMT Telerate page" means the display on the Bridge Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury

Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page shall be 7052, for the most recent week.



    "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index shall be two years.



    "The Constant Maturity Treasury Rate determination date" shall be the second business day prior to the interest reset date for the applicable interest reset period.



    The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of such business day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.



    Prime Rate Notes. Prime Rate notes will bear interest at the interest rates, calculated with reference to the Prime Rate and the spread or spread multiplier, if any, specified in the Prime Rate notes and in the applicable pricing supplement.



    Unless otherwise indicated in the applicable pricing supplement, the Prime Rate for each interest reset period will be determined by the calculation agent for such Prime Rate note as of the Prime Rate determination date, which is the second business day prior to the interest reset date for such interest reset period. The Prime Rate shall be the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan."


    The following procedures will be followed if the Prime Rate cannot be determined as described above.


    - If the above rate is not published prior to 9:00 A.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on such Prime Rate determination date as published in the H.15 Daily Update opposite the caption "Bank Prime Loan."



    - If the above rate is not published prior to 3:00 P.M., New York City time, on the related calculation date, in either H.15(519) or the H.15 Daily Update, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate as in effect for such Prime Rate determination date.



    - If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate determination date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate determination date by four major money center banks in The City of New York selected by the calculation agent.



    - If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate determination date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies. Each such substitute bank or trust company selected by the calculation agent to provide such rate or rates must



       (1) be organized and doing business under the laws of the United States, or any state of the United States;



       (2) have total equity capital of at least $500,000,000; and



       (3) be regulated by federal or state authority.



However, if the banks or trust companies so selected by the calculation agent are not quoting as mentioned in the previous sentence, the Prime Rate will be the Prime Rate in effect on such Prime Rate determination date.



    "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service, or such other page as may replace the USPRIME1 Page on the Reuters Monitor Money Rates Service, or any successor service, for the purpose of displaying prime rates or base lending rates of major United States banks.



    J.J. Kenny Rate Notes. J.J. Kenny Rate notes will bear interest at the interest rates, calculated based on the J.J. Kenny Rate and the spread and/or spread multiplier, if any, specified in the J.J. Kenny Rate notes and in the applicable pricing supplement.



    Unless otherwise indicated in the applicable pricing supplement, the J.J. Kenny Rate for each interest reset period will be determined by the calculation agent for such J.J. Kenny Rate note as of the "J.J. Kenny Rate determination date." Such J.J. Kenny Rate determination date is the second business day prior to the interest reset date for such interest reset period. The J.J. Kenny Rate shall be the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986 (the "Code"), of not less than five "high grade" component issuers. Kenny Information Systems shall select such issuers from time to time, including issuers of general obligation bonds. However, the bonds on which the index is based shall not include any bonds the interest on which may trigger an "alternate minimum tax" or similar tax under the Code, unless such tax may be imposed on all tax-exempt bonds.


    The following procedure will be followed if the J.J. Kenny Rate cannot be determined as described above.


    If such rate is not made available by 3:00 P.M., New York City time, on the calculation date pertaining to such J.J. Kenny Rate determination date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by Citigroup equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that may be tendered by their holders for purchase on not more than seven days' notice and the interest on which:



    - is variable on a weekly basis;



    - is excludable from gross income for federal income tax purposes under the Code; and



    - does not give rise to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds give rise to such a tax.



However, if a successor indexing agent is not available, the J.J. Kenny Rate for such J.J. Kenny Rate determination date will be the J.J. Kenny Rate for the immediately preceding interest reset period. If there was no such interest reset period, the J.J. Kenny Rate will be the initial interest rate.

    Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and the spread and/or spread multiplier, if any, specified in the Eleventh District Cost of Funds Rate notes and in the applicable pricing supplement.



    Unless otherwise indicated in an applicable pricing supplement, the Eleventh District Cost of Funds Rate for each interest reset period will be determined by the calculation agent for such Eleventh District Cost of Funds Rate note as of the Eleventh District Cost of Funds Rate determination date. Such Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to such interest reset date for such interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index (as defined below). The Eleventh District Cost of Funds Rate shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on the Telerate page 7058. Such page shall be deemed to include any successor page, as determined by the calculation agent, as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds interest determination date.


    The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.


    - If such rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate determination date shall be the Eleventh District Cost of Funds Rate Index. Such Eleventh District Cost of Funds Rate Index shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement.



    - If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate determination date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate determination date.



    Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on such floating rate note will be equal to:



    - in the case of the period, if any, commencing on the issue date, or the date on which such note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup as described in the applicable pricing supplement; and



    - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by the spread and/or spread multiplier, if any.



However, on any inverse floating rate note (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of such inverse floating rate note will be that in effect on the tenth day preceding such date.

    Floating Rate/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on such note will be determined as provided in this prospectus supplement as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in such applicable pricing supplement.


SUBSEQUENT INTEREST PERIODS


    The pricing supplement relating to each note will indicate whether Citigroup has the option to reset the interest rate, in the case of a fixed rate note, for such note or the spread, spread multiplier, or method of calculation, in the case of a floating rate note, for such note. If Citigroup has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which such interest rate or such spread, spread multiplier, or method of calculation, as the case may be, may be reset.



    Citigroup shall notify the trustee for a note whether or not it intends to exercise such option relating to such note at least 45 but not more than 60 days prior to an optional reset date for such note. Not later than 40 days prior to such optional reset date, the trustee for such note will mail to the holder of such note a reset notice first class, postage prepaid, indicating whether Citigroup has elected to reset the interest rate, in the case of a fixed rate note, or the spread, spread multiplier or method of calculation, in the case of a floating rate note. If Citigroup elects to reset the interest rate, the spread, spread multiplier or method of calculation, the trustee shall mail to the holder in a manner described above a notice indicating such new interest rate or such new spread, spread multiplier, or method of calculation, as the case may be. The notice shall also indicate the provisions, if any, for redemption during the subsequent interest period, which is the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period. Upon the transmittal by the Trustee of a reset notice to the holder of a note, such new interest rate or such new spread, spread multiplier, and/or method of calculation as the case may be, shall take effect automatically. Except as modified by the reset notice and as described below, such note will have the same terms as prior to the transmittal of such reset notice.



    Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup may, at its option, revoke the interest rate, in the case of a fixed rate note, or the spread or spread multiplier, in the case of a floating rate note, provided for in the reset notice relating to such optional reset date and establish a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note, for the subsequent interest period commencing on such optional reset date. Citigroup can make such revocations by causing the trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, whether or not tendered for repayment.



    The holder of a note will have the option to elect repayment of such note by Citigroup on each optional reset date at a price equal to the principal amount of such note plus interest accrued to such optional reset date. In order for a note to be repaid on an optional reset date, the holder of such note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of such note or notification to the trustee for such note shall be at least 25 but not more than 35 days prior to such optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for such note, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.


AMORTIZING NOTES


    Citigroup may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity



    - in accordance with a schedule;



    - by application of a formula; or



    - based on an index.



Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.


INDEXED NOTES


    Citigroup may from time to time offer indexed notes on which certain or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:



    - the principal amount of such notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of such indexed note; and


    - an index, which may be based on

       (1) prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities;



       (2) the application of a formula; or



       (3) an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.



A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.



    If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of such indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.



    If a third party is appointed to calculate or announce the index for a particular indexed note and this third party either suspends the calculation or announcement of such index or changes the basis upon which such index is calculated, in a manner that is inconsistent with the applicable pricing supplement, then Citigroup will select another third party to calculate or announce the index. The agent or another affiliate of Citigroup may be either the original or successor third party selected by Citigroup. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

    Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on such notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of such note upon acceleration will be the principal amount determined based on the formula by which the principal amount of such note would be determined on the stated maturity of such note, as if the date of acceleration were the stated maturity.



    An investment in indexed notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by investment in indexed notes.


DUAL CURRENCY NOTES


    Citigroup may from time to time offer dual currency notes as to which Citigroup has a one time option of making all payments of principal, premium, if any, and interest on a tranche consisting of all dual currency notes issued on the same day and having the same terms, which payments would otherwise be made in the specified currency of such notes, in the optional payment currency specified in the applicable pricing supplement. Such option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.



    The pricing supplement for each issuance of dual currency notes will specify, among other things,



    - the specified currency of;



    - the optional payment currency of; and


    - the designated exchange rate for

such issuance.


    Such designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a certain number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.



    If Citigroup makes such an election, the amount payable in the optional payment currency shall be determined using the designated exchange rate specified in the applicable pricing supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. Such notice shall state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made such payment in the specified currency.


    For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.


RENEWABLE NOTES


    Citigroup may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date shall be an interest payment date specified in the applicable pricing supplement occurring in or prior to the twelfth month following the original issue date of such notes unless the term of all or any portion of any such notes is renewed in accordance with the procedures described below.



    On the initial renewal date, which shall be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after such initial renewal date which, together with the initial renewal date, constitutes a renewal date. The term of such renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval, after such renewal date, if the holder of such renewable note elects to extend the term of such renewable note or any portion as described below. If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, such portion will become due and payable on the new maturity date. Such new maturity date shall be the interest payment date occurring in the sixth month, or the last month in the special election interval, after such renewal date.



    A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of such renewable note, by delivering a notice to such effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in The City of New York. Such notice shall be delivered not less than 15 nor more than 30 days prior to such renewal date, unless another period is specified in the applicable pricing supplement as the special election period. Such election will be irrevocable and will be binding upon each subsequent holder of such renewable note. An election to renew the term of a renewable note may be exercised for less than the entire principal amount of such renewable note only if so specified in the applicable pricing supplement and only in such principal amount, or any integral multiple in excess of such amount, as is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable notes may not be extended beyond the stated maturity specified for such renewable notes in the applicable pricing supplement.



    If the holder does not elect to renew the term, such renewable note must be presented to the trustee, or any duly appointed paying agent. If such renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of such renewable note. The trustee, or any duly appointed paying agent, shall issue in exchange for such note, in the name of such holder, a note, in a principal amount equal to the principal amount of such exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on such renewable note, except that such note shall have a fixed, nonrenewable stated maturity on the new maturity date.

    If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, shall issue in exchange for such note in the name of such holder, a replacement renewable note, in a principal amount equal to the principal amount elected to be renewed of such exchanged renewable note, with terms otherwise identical to such exchanged renewable note.


EXTENSION OF MATURITY


    The pricing supplement relating to each note will indicate whether Citigroup has the option to extend the stated maturity of such note for an extension period. Such an extension period is one or more periods of whole years from one to five, up to but not beyond the final maturity date set forth in such pricing supplement.



    Citigroup may exercise such option for a note by notifying the trustee for such note at least 45 but not more than 60 days prior to the old stated maturity of such note. Not later than 40 days prior to the old stated maturity of such note, the trustee for such note will mail to the holder of such note an "extension notice," first class, postage prepaid. The extension notice will set forth:



    - the election of Citigroup to extend the stated maturity of such note;



    - the new stated maturity;



    - in the case of a fixed rate note, the interest rate applicable to the extension period;



    - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and


    - the provisions, if any, for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which such redemption may occur during the extension period.


    Upon the mailing by such trustee of an extension notice to the holder of a note, the stated maturity of such note shall be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice. Despite the foregoing, not later than 20 days prior to the old stated maturity of such note, Citigroup may, at its option, revoke the interest rate, in the case of a fixed rate note, or the spread or spread multiplier, in the case of a floating rate note, provided for in the extension notice for such note and establish a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note, for the extension period. Citigroup may so act by causing the trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes for which the stated maturity is extended will bear such higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.



    If Citigroup extends the stated maturity of a note, the holder of such note will have the option to elect repayment of such note by Citigroup on the old stated maturity at a price equal to the principal amount of such note, plus interest accrued to such date. In order for a note to be repaid on the old stated maturity once Citigroup has extended its stated maturity, the holder of such note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of such note or notification to the trustee for such note shall be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may give written notice to the trustee for such note to revoke any such tender for repayment until the close of business on the tenth day before the old stated maturity.

COMBINATION OF PROVISIONS


    If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."


BOOK-ENTRY SYSTEM


    Upon issuance, and unless the rules of DTC state otherwise, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under "Description of Debt Securities--Book-Entry Procedures And Settlement For Debt Securities," will not otherwise be issuable as certificated notes.



    If an issue of notes is denominated in a currency other than the U.S. dollar, Citigroup will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with and to the extent permitted by the applicable pricing supplement and the revelant note, to receive such payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and twelve days prior to the date for payment of principal, such participant shall notify DTC of (1) its election to receive all, or the specified portion, of such payment in the foreign currency and (2) its instructions for wire transfer of such payment to a foreign currency account.



    A further description of DTC's procedures regarding global securities representing book-entry notes is set forth in the prospectus under "Description of Debt Securities--Book-Entry Procedures And Settlement For Debt Securities." DTC has confirmed to Citigroup, the agent and the trustee that it intends to follow such procedures.


OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE


    The pricing supplement relating to each note will indicate either that (1) such note cannot be redeemed prior to its stated maturity or (2) that such note will be redeemable at the option of Citigroup, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, such note may be redeemed on each such optional redemption date.



    Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, such trustee shall mail notice of such redemption, first class, postage prepaid, to the holder of such note. Unless otherwise specified in the applicable pricing supplement, Citigroup may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes shall be issued to the holder of such note or notes upon the cancellation of such note or notes. The notes, other than amortizing notes, may not be redeemed.



    The pricing supplement relating to each note will also indicate whether the holder of such note will have the option to elect repayment of such note by Citigroup prior to its stated maturity. If so, such pricing supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price. Such optional repayment price is the price at which, together with accrued interest to such optional repayment date, such note may be repaid on each such optional repayment date.



    In order for a note to be repaid, the trustee for such note must receive, at least 30 but not more than 45 days prior to an optional repayment date:



    (1) such note with the form entitled "Option to Elect Repayment" on the reverse of such note duly completed; or



    (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:



           - the name of the holder of such note;



           - the principal amount of such note to be repaid;



           - the certificate number or a description of the tenor and terms of such note;


           - a statement that the option to elect repayment is being exercised; and


           - a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter.



    If the guarantee procedure described in clause (2) above is followed, then such note and form duly completed must be received by such trustee by such fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, shall be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note shall be canceled and a new note or notes for the remaining principal amount shall be issued in the name of the holder of such repaid note.



    If a note is represented by a global security, DTC's nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.



    If Citigroup redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup will pay the amortized face amount of the note as of the date of redemption or repayment, even if there are statements in this prospectus that would lead you to believe otherwise.



    The preceding sentence does not apply if Citigroup chooses to redeem such notes.



    The amortized face amount of a note on any date means the amount equal to:



    - the issue price set forth on the face of the applicable pricing supplement plus



    - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

       (1) the bond yield to maturity set forth on the face of the applicable pricing supplement or



       (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.



These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:



    - the first occurring optional redemption date with respect to such note;
      and


    - the amount payable on such optional redemption date.


In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note shall be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call shall continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.



    Citigroup may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup may, at the discretion of Citigroup, be held or resold or surrendered to the trustee for such notes for cancellation.


OTHER PROVISIONS


    The terms in the applicable pricing supplement may modify any provisions relating to:



    - the determination of an interest rate basis;



    - the specification of an interest rate basis;



    - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;



    - its interest payment dates; or



    - any other related matters may be modified.


DEFEASANCE


    The defeasance provisions described in the prospectus will not be applicable to the notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


INTRODUCTION



    The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a note. The summary is based on (1) laws, (2) regulations, (3) rulings and (4) decisions now in effect, all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold notes as capital assets. This summary does not address tax considerations applicable to investors to whom special tax rules may apply, including (1) banks, (2) tax-exempt entities, (3) insurance companies,
(4) regulated investment companies, (5) common trust funds, (6) dealers in securities or currencies, (7) persons that will hold notes as a part of an integrated investment, including a straddle or conversion transaction, comprised of a note and one or more other positions or (8) persons that have a functional currency other than the U.S. dollar. Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to such notes.



    Investors should consult their tax advisors in determining the tax consequences to them of holding notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.



    As used in this prospectus supplement, the term United States holder means a person who is



    - a citizen or resident of the United States;



    - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision;



    - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or



    - a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and (2) one or more United States persons have the authority to control all of the trust's substantial decisions.



The term non-United States holder means a holder who is not a United States holder. The term United States means the United States of America, including the fifty states and the District of Columbia.


UNITED STATES HOLDERS

PAYMENTS OF INTEREST


    Payments of qualified stated interest, as defined below under "Original Issue Discount," on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.



    If such payments of interest are made relating to a note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:



    - the average exchange rate in effect during the interest accrual period, or portion thereof within such holder's taxable year; or


    - at such holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or
      (2) the date of receipt, if such date is within five business days of the last day of the accrual period.


Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made relating to a foreign currency note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income.


PURCHASE, SALE AND RETIREMENT OF NOTES


    A United States holder's tax basis in a note generally will equal the cost of such note to such holder, (1) increased by any amounts includible in income by the holder as (a) OID and (b) market discount and (2) reduced by any (a) amortized premium and (b) any payments other than payments of qualified stated interest (each as described below) made on such note. In the case of a foreign currency note, the cost of such note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting, and, if it so elects, a United States holder that uses the accrual method of tax accounting, will determine the U.S. dollar value of the cost of such note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a foreign currency note in respect of OID, market discount and premium denominated in a specified currency other than the U.S. dollar will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency note generally will not result in taxable gain or loss for a United States holder.



    Upon the sale, exchange, retirement or other taxable disposition of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income, and (2) the United States holder's adjusted tax basis in such note. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition. In the case of a foreign currency note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting, and if it so elects, a United States holder that uses the accrual method of tax accounting, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.



    Except as discussed below in connection with foreign currency gain or loss, market discount and short-term notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a note will generally be long term capital gain or loss if the United States holder's holding period for the note exceeded one year at the time of such disposition.



    Gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such note.


ORIGINAL ISSUE DISCOUNT


    In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.



    OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a DE MINIMIS amount of 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has certain interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under certain conditions, based on one or more interest indices.



    For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period. The amount of OID allocable to any accrual period generally will equal
(1) the product of the OID note's adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity, less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on such note, other than payments of qualified stated interest, on or before the first day of the accrual period.



    Foreign Currency Notes. In the case of an OID note that is also a foreign currency note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by



    - calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and



    - translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder's taxable year, or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if such date is within five business days of the last day of the accrual period.



All payments on an OID note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID note. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.



    Acquisition Premium. A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder's adjusted tax basis in the OID note immediately after its purchase over the OID note's adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID note's adjusted issue price. For purposes of this prospectus supplement: (1) "acquisition premium" means the excess of the purchase price paid by a non-United States holder for an OID note over the OID note's adjusted issue price; and (2) "remaining redemption amount" means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.



    Certain of the notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.


MARKET DISCOUNT


    If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note's stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note's revised issue price, I.E., the note's issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a DE MINIMIS rule similar to the rule relating to DE MINIMIS OID, described above. Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder. Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the note to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

    Market discount on a foreign currency note will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the note is disposed of by the United States holder. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder's taxable year.


SHORT-TERM NOTES


    The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Certain modifications apply to these general rules.



    First, none of the interest on a short-term note is treated as qualified stated interest but instead is treated as part of the short-term note's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.



    Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder's accrued OID on the note. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting, generally will be required to include OID on a short-term note in income on a current basis.



    Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note's stated redemption price at maturity over the holder's purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.



    As described above, certain of the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.


NOTES PURCHASED AT A PREMIUM


    A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the note matures or is disposed of by the United States holder.



    Amortizable bond premium in respect of a foreign currency note will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the note and (2) the spot rate of exchange on the date on which the United States holder acquired the note. See "Original Issue Discount--Acquisition Premium," above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note's adjusted issue price.


INFORMATION REPORTING AND BACKUP WITHHOLDING


    The trustee will be required to file information returns with the IRS relating to payments made to certain United States holders of notes. In addition, certain United States holders may be subject to a 31 percent backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee.


NON-UNITED STATES HOLDERS


    Under current United States federal income tax law:



    - withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,



       (1) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of Citigroup and is not a controlled foreign corporation related to Citigroup through stock ownership and



       (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements, or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder; and



    - a non-United States holder will not be subject to United States federal income tax on gain realized on the sale, exchange, retirement or other taxable disposition of a note.



Despite the above, a non-United States holder that is subject to United States federal income taxation on a net income basis generally will be taxable under the same rules that govern the taxation of a United States holder receiving or accruing interest on a note or realizing or recognizing gain or loss on the sale, exchange, retirement or other taxable disposition of a note. Special rules might also apply to a non-United States holder that is a qualified resident of a country with which the United States has an income tax treaty.



    United States information reporting requirements and backup withholding tax will not apply to payments on a note if the beneficial owner (1) certifies its non-U.S. status under penalties of perjury or, for payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is a non-United States person, or (2) otherwise establishes an exemption.

    Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker, provided that such broker



    - derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States;



    - is not a controlled foreign corporation for United States federal income tax purposes; and



    - for payments made after December 31, 1999, is not a foreign partnership that, at any time during its taxable year is 50% or more, by income or capital interest, owned by United States holders or is engaged in the conduct of a U.S. trade or business.



    Backup withholding tax will not apply to the payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any other broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a non-United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.



    Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a note by the U.S. office of a broker, unless the beneficial owner certifies its non-U.S. person status under penalties of perjury or otherwise establishes an exemption.



    The U.S. Treasury Department recently issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1999. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a note. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the notes.



    For payments made after December 31, 1999, for purposes of applying the above rules for non-United States holders to an entity that is treated as fiscally transparent, e.g., a partnership or certain trusts, the beneficial owner means each of the ultimate beneficial owners of the entity.

                              PLAN OF DISTRIBUTION


    The notes are being offered on a continuous basis by Citigroup through Salomon Smith Barney Inc., as agent. The agent has agreed to use its reasonable efforts to solicit orders to purchase notes. The agent and Citigroup will sign a distribution agreement. A form of distribution agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will have the right to reject any proposed purchase in whole or in part. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice. Citigroup will pay the agent a commission of from not more than .125% to not more than 3.000% of the principal amount of notes sold through it, depending upon the stated maturity.



    Citigroup may also sell notes at a discount to the agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agent.



    Notes sold by the agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed will not exceed the discount received by the agent from Citigroup. Unless otherwise specified in the applicable pricing supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Citigroup reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup.



    No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agent may make a market in the notes, but the agent is not obligated to do so. The agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.



    The agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup has agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup will reimburse the agent for certain legal and other expenses incurred by it in connection with the offer and sale of the notes.



    Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.



    Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup may issue other securities under the indenture referred to in the prospectus.



    The broker-dealer subsidiaries of Citigroup, including Salomon Smith Barney, are members of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup's broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the agent or other affiliates of Citigroup in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The agent or these other affiliates may act as principal or agent in such transactions.


                                 LEGAL MATTERS


    The validity of the notes will be passed upon for Citigroup by Stephanie B. Mudick, Esq., General Counsel-Corporate Law of Citigroup, 153 East 53(rd) Street, New York, New York 10043. Ms. Mudick, General Counsel-Corporate Law and Assistant Secretary of Citigroup, beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Certain legal matters will be passed upon for the agent by Dewey Ballantine LLP, New York, New York. Dewey Ballantine LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries and may do so in the future. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of an aggregate of less than 1% of Citigroup's common stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $6,000,000,000

                                     [LOGO]

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES A
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                               ------------------

                             PROSPECTUS SUPPLEMENT

                                           , 1999

                             (INCLUDING PROSPECTUS
                          DATED               , 1999)

                               ------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. Citigroup Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1999


PROSPECTUS

                                        SECURITIES

                             CITIGROUP CAPITAL

                               % CAPITAL SECURITIES

                             $  LIQUIDATION AMOUNT
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                 CITIGROUP INC.

                                     [LOGO]

                             ---------------------

    A brief description of the   % capital securities can be found under
"Summary Information-Q&A" in this prospectus.

    Application will be made to list the   % capital securities on the New York
Stock Exchange, Inc. If approved for listing, Citigroup expects the   % capital
securities will begin trading on the New York Stock Exchange, Inc. within 30 days after they are first issued.


    YOU ARE URGED TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE
6, WHERE SPECIFIC RISKS ASSOCIATED WITH THESE    % CAPITAL SECURITIES ARE
DESCRIBED, ALONG WITH THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.


    Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

                                                           PER CAPITAL SECURITY                 TOTAL
                                                        ---------------------------  ---------------------------
Public offering price.................................               $                            $
Underwriting commissions to be paid by Citigroup
  Inc.................................................              (1)                          (1)
Proceeds to Citigroup Capital.........................               $                            $

------------------------

(1) Underwriting commissions of $      per capital security, or $      for all
      % capital securities, will be paid by Citigroup Inc.; except that for
    sales of 10,000 or more   % capital securities to a single purchaser, the
    commissions will be $      per capital security.

    Citigroup expects that the   % capital securities will be ready for delivery
in book-entry form only through The Depository Trust Company on or about
            .

                            ------------------------

           , 1999

                               TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                -----
Summary Information-Q&A....................................................................................           3
Risk Factors...............................................................................................           6
Where You Can Find More Information........................................................................           9
Citigroup Inc..............................................................................................          10
Use of Proceeds............................................................................................          10
Ratio of Income to Fixed Charges and Ratio of Income to Combined Fixed Charges Including Preferred Stock
  Dividends................................................................................................          11
Accounting Treatment.......................................................................................          11
Capitalization.............................................................................................          12
Description of the Capital Securities......................................................................          13
Description of the Junior Subordinated Debt Securities.....................................................          25
Description of Guarantee...................................................................................          34
Effect of Obligations Under the Junior Subordinated Debt Securities and the Guarantee......................          37
United States Federal Income Taxation......................................................................          38
ERISA Considerations.......................................................................................          42
Underwriting...............................................................................................          44
Legal Matters..............................................................................................          45
Experts....................................................................................................          45

                            SUMMARY INFORMATION-Q&A


    This summary provides a brief overview of the key aspects of Citigroup and
the   % capital securities. You should carefully read this prospectus to understand fully the terms of the capital securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the "Risk Factors" section beginning on page 6 of this prospectus to determine whether an investment in the capital securities is appropriate for you.


WHAT ARE THE CAPITAL SECURITIES?


    Each capital security represents an undivided beneficial interest in the
assets of Citigroup Capital   . Each capital security will entitle the holder to
receive       cash distributions as described in this prospectus. Citigroup
Capital is offering             capital securities at a price of $  for each
capital security.


WHO IS CITIGROUP CAPITAL?

    Citigroup Capital is a Delaware business trust. Its principal place of business is c/o Citigroup Inc., 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.


    All of the common securities of Citigroup Capital will be owned by Citigroup Inc. (formerly Travelers Group Inc.). Citigroup Capital will use the proceeds from the sale of the capital securities and the common securities to buy a
series of   % junior subordinated deferrable interest debentures due          ,
20  from Citigroup with the same financial terms as the capital securities.


WHO IS CITIGROUP INC.?

    Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSB Citi Asset Management, Travelers Life & Annuity and Travelers Property Casualty.

    On October 8, 1998, Citigroup changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a newly formed, wholly owned subsidiary of Citigroup. The mailing address of Citigroup's principal executive office is 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE CAPITAL SECURITIES?


    Citigroup Capital's only source of cash to make payments on the capital securities are payments on the junior subordinated debt securities it purchases from Citigroup.


    If you purchase the capital securities, you are entitled to receive
cumulative cash distributions at an annual rate of   % of the liquidation amount
of $  per capital security. Distributions will accumulate from the date
Citigroup Capital issues the capital securities and will be paid       in
arrears on             of each year, beginning             .


WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?



    If Citigroup defers interest payments on the junior subordinated debt securities, Citigroup Capital generally will defer distributions on the capital
securities for up to   consecutive       periods. A deferral of distributions
cannot extend, however, beyond             , 20  .

    During any deferral period, except as described on page 28, Citigroup will not be permitted to:



    - pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or



    - make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the junior subordinated debt securities.


WHEN CAN CITIGROUP CAPITAL REDEEM THE CAPITAL SECURITIES?


    Citigroup Capital must redeem all of the outstanding capital securities
on      , 20  .



    Some or all of the capital securities may be redeemed before             ,
20     on one or more occasions any time on or after      , 20  . Also the
capital securities may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law occur and certain other conditions are satisfied. See "Description of the Capital Securities--Special Event Redemption" on page 16.


WHAT IS CITIGROUP'S GUARANTEE OF THE CAPITAL SECURITIES?

    Citigroup's guarantee of the capital securities consists of:

    - its obligations to make payments on the junior subordinated debt securities;

    - its obligations under the capital securities guarantee; and

    - its obligations under the Amended and Restated Declaration of Trust of Citigroup Capital, which sets forth the terms of Citigroup Capital.


    Citigroup has irrevocably guaranteed that if a payment on the junior subordinated debt securities is made to Citigroup Capital but, for any reason, Citigroup Capital does not make the corresponding distribution or redemption payment to the holders of the capital securities, then Citigroup will make the payments directly to the holders of the capital securities. The guarantee does not cover payments when Citigroup Capital does not have sufficient funds to make payments on the capital securities.



    Citigroup's obligations under the guarantee are subordinated as described on page 36.


WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?


    Citigroup has the right to dissolve Citigroup Capital at any time. If Citigroup terminates Citigroup Capital, Citigroup Capital will redeem the capital securities by distributing the junior subordinated debt securities to holders of the capital securities and the common securities on a ratable basis. If the junior subordinated debt securities are distributed, Citigroup will use it best efforts to list the junior subordinated debt securities on the New York Stock Exchange, Inc., or any other exchange on which the capital securities are then listed.


WILL THE CAPITAL SECURITIES BE LISTED ON A STOCK EXCHANGE?

    Application will be made to list the capital securities on the NYSE. If approved for listing, Citigroup Capital expects the capital securities will begin trading on the NYSE within 30 days after they are first issued.

WILL HOLDERS OF THE CAPITAL SECURITIES HAVE ANY VOTING RIGHTS?

    Generally, the holders of the capital securities will not have any voting rights. See "Description of the Capital Securities--Voting Rights."

IN WHAT FORM WILL THE CAPITAL SECURITIES BE ISSUED?


    The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your capital securities and that your broker will maintain your position in the capital securities. Citigroup Capital expects that the capital securities will
be ready for delivery through DTC on or about             .

                                  RISK FACTORS

    Your investment in the capital securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the capital securities is suitable for you.


CITIGROUP IS NOT REQUIRED TO PAY YOU UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES UNLESS IT FIRST MAKES OTHER REQUIRED PAYMENTS.



    Citigroup's obligations under the junior subordinated debt securities will rank junior to all of Citigroup's senior indebtedness as described on page 26. This means that Citigroup cannot make any payments on the junior subordinated debt securities if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Citigroup's obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of Citigroup's subsidiaries.



    Citigroup's obligations under the guarantee are subordinated to all of its other liabilities as described on page 36.


    This means that Citigroup cannot make any payments on the guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of Citigroup, its assets would be available to pay obligations under the guarantee only after Citigroup made all payments on its other liabilities.


    Neither the capital securities, the junior subordinated debt securities nor the guarantee limit the ability of Citigroup and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. See "Description of Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debt Securities--Subordination" on pages 36 and 26, respectively.



CITIGROUP IS NOT REQUIRED TO PAY YOU UNDER THE GUARANTEE IF CITIGROUP CAPITAL DOES NOT HAVE CASH AVAILABLE.



    The ability of Citigroup Capital to make payments on the capital securities is solely dependent upon Citigroup making the related payments on the junior subordinated debt securities when due.



    If Citigroup defaults on its obligations to make payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds to make payments on the capital securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Page 13 discusses your options if this happens.



DEFERRAL OF DISTRIBUTIONS WOULD HAVE ADVERSE TAX CONSEQUENCES FOR YOU AND MAY ADVERSELY AFFECT THE TRADING PRICE OF THE CAPITAL SECURITIES.



    If distributions on the capital securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by Citigroup Capital before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the capital securities before the end of any deferral period or before the record date relating to distributions which are paid.


    Citigroup has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if Citigroup exercises its right in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the capital securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of Citigroup's right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the capital securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that do not have these rights.


    See "United States Federal Income Taxation" on page 38 for more information regarding the tax consequences of purchasing, holding and selling the capital securities.



YOU SHOULD NOT RELY ON THE DISTRIBUTIONS FROM THE CAPITAL SECURITIES THROUGH THEIR MATURITY DATE -- THEY MAY BE REDEEMED AT ANY TIME IF CERTAIN CHANGES IN TAX, INVESTMENT COMPANY OR BANK REGULATORY LAW OCCUR.



    If certain changes, which are more fully described below, in tax, investment company or bank regulatory law occur and are continuing, and certain other conditions which are more fully described below are satisfied, the capital securities could be redeemed by Citigroup Capital within 90 days of the event at
a redemption price equal to $    per security plus any accrued and unpaid
distributions. See "Description of the Capital Securities--Distribution of the Junior Subordinated Debt Securities" and "--Special Event Redemption" on pages 17 and 16, respectively.



YOU SHOULD NOT RELY ON THE DISTRIBUTIONS FROM THE CAPITAL SECURITIES THROUGH THEIR MATURITY DATE -- THEY MAY BE REDEEMED AT THE OPTION OF THE COMPANY.



    The capital securities may be redeemed, in whole, at any time, or in part,
from time to time, on or after       ,       at a redemption price equal to
$    per capital security plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if Citigroup is able to refinance at a lower interest rate or it is otherwise in the interest of Citigroup to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, Citigroup Capital must redeem the capital securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See "Description of the Capital Securities--Mandatory Redemption of Trust Securities" and "Description of the Junior Subordinated Debt Securities--Optional Redemption" on pages 15 and 27, respectively.



THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICES FOR THE CAPITAL SECURITIES OR THE JUNIOR
SUBORDINATED DEBT SECURITIES; THEREFORE, YOU MAY SUFFER A LOSS.



    We cannot give you any assurance as to the market prices for the capital securities or the junior subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of capital securities may receive in exchange for capital securities, may trade at a discount to the price that the investor paid to purchase the capital securities. As a result of the right to defer payments on the capital securities, the market price of the capital securities may be more volatile than the market prices of other securities to which such optional deferrals do not apply.



THERE COULD BE AN ADVERSE TAX CONSEQUENCE TO YOU IF CITIGROUP TERMINATES CITIGROUP CAPITAL AND DISTRIBUTES JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS, RESULTING IN POSSIBLE TAX AND LIQUIDITY CONSEQUENCES TO YOU.



    Provided that Citigroup obtains any required regulatory approval, Citigroup has the right to terminate Citigroup Capital at any time. If Citigroup decides to exercise its right to terminate Citigroup

Capital, Citigroup Capital will redeem the capital securities and common securities by distributing the junior subordinated debt securities to holders of the capital securities and common securities on a ratable basis.


    Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of Citigroup Capital should not be a taxable event to you. However, if Citigroup Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities to you may be a taxable event to you.



THERE MAY BE NO TRADING MARKET FOR THE JUNIOR SUBORDINATED DEBT SECURITIES IF CITIGROUP CAPITAL DISTRIBUTES THEM TO YOU.


    Although Citigroup will use its best efforts to list the junior subordinated debt securities on the NYSE, or any other exchange on which the capital securities are then listed, if they are distributed, Citigroup cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will exist for those securities.


SINCE YOU HAVE LIMITED VOTING RIGHTS, YOU CANNOT PREVENT THE CITIGROUP CAPITAL TRUSTEES FROM TAKING ACTIONS YOU MAY NOT AGREE WITH.



    You will have limited voting rights. In particular, except for the limited exceptions described below, only Citigroup can elect or remove any of Citigroup Capital trustees. See "Description of the Capital Securities--Voting Rights" on page 19.

                      WHERE YOU CAN FIND MORE INFORMATION



    As required by the Securities Act of 1933, Citigroup and the subsidiary trusts filed a registration statement (No. 333-68949) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information. Citigroup has filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.



    Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.



    The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:



    (a) Annual Report on Form 10-K for the year ended December 31, 1997;



    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and



    (c) Current Reports on Form 8-K filed on January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998, April 20, 1998, June 1,
       1998, July 20, 1998, August 18, 1998, August 31, 1998, October 8, 1998,
       October 21, 1998, October 26, 1998, October 29, 1998, November 1, 1998,
       November 13, 1998, December 15, 1998 and January 25, 1999.



    All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of
(1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.



    You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:



    Treasurer
    Citigroup Inc.
    153 East 53(rd) Street
    New York, NY 10043
    212-559-1000
                            ------------------------



    YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. CITIGROUP HAS NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. CITIGROUP IS NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, AS WELL AS INFORMATION CITIGROUP PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE OF THE APPLICABLE DOCUMENT. CITIGROUP'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                 CITIGROUP INC.


    Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSB Citi Asset Management, Travelers Life & Annuity and Travelers Property Casualty.



    On October 8, 1998, Citigroup changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a newly formed, wholly owned subsidiary of Citigroup.


    Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal bank regulatory authorities, state insurance departments, and securities regulators. Certain of Citigroup's subsidiaries have credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

    Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks in certain circumstances.


    Citigroup's principal office is located at 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.


                                USE OF PROCEEDS

    All of the net proceeds from the sale of the capital securities will be invested by Citigroup Capital in junior subordinated debt securities of Citigroup. Citigroup will use the proceeds from the sale of the junior subordinated debt securities to Citigroup Capital for general corporate purposes, principally to:

    - fund the business of its operating units;

    - fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

    - lengthen the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

    In order to fund its businesses, Citigroup expects to incur additional indebtedness in the future. See "Capitalization."

                   RATIO OF INCOME TO FIXED CHARGES AND RATIO
    OF INCOME TO COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

    The following table shows (1) the supplemental consolidated ratio of income to fixed charges and (2) the supplemental consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for the nine months ended September 30, 1998 and for each of the five most recent fiscal years, after giving retroactive effect to the merger with Citicorp on October 8, 1998 in a transaction accounted for as a pooling of interests.

                                                                                            YEAR ENDED DECEMBER 31,
                                                        NINE MONTHS ENDED    -----------------------------------------------------
                                                       SEPTEMBER 30, 1998      1997       1996       1995       1994       1993
                                                      ---------------------  ---------  ---------  ---------  ---------  ---------
Ratio of income to fixed charges (excluding interest
  on deposits)......................................             1.65             1.71       1.88       1.65       1.41       1.43

Ratio of income to fixed charges (including interest
  on deposits)......................................             1.39             1.43       1.51       1.39       1.25       1.25

Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits).........................................             1.62             1.66       1.80       1.56       1.34       1.37

Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits).........................................             1.37             1.41       1.48       1.35       1.21       1.22

                              ACCOUNTING TREATMENT

    The financial statements of Citigroup Capital will be reflected in Citigroup's consolidated financial statements with the capital securities reflected in "Company or subsidiary obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debt securities of--Company."

                                 CAPITALIZATION

    The following table sets forth the supplemental consolidated capitalization of Citigroup at September 30, 1998, after giving retroactive effect to the merger with Citicorp on October 8, 1998 in a transaction accounted for as a pooling of interests, and as adjusted to give effect to the issuance of the capital securities.

                                                                                          AT SEPTEMBER 30, 1998
                                                                                         ------------------------
                                                                                         OUTSTANDING  AS ADJUSTED
                                                                                         -----------  -----------
                                                                                          (DOLLARS IN MILLIONS)
Debt:
  Investment banking and brokerage borrowings..........................................   $  16,128    $
  Short-term borrowings................................................................      19,492
  Long-term debt.......................................................................      49,419
                                                                                         -----------  -----------
    Total debt.........................................................................      85,039
                                                                                         -----------  -----------
Redeemable Preferred Stock--Series I...................................................         280
                                                                                         -----------  -----------
Company or subsidiary obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debt securities of--
  Company..............................................................................       1,200
  Subsidiaries.........................................................................       2,620
Stockholders' equity:
  Capital stock at aggregate liquidation value.........................................       2,313
  Common stock and additional paid-in capital (net of treasury stock)..................       5,031
  Retained earnings....................................................................      35,746
  Accumulated other changes in equity from nonowner sources............................         593
  Unearned compensation................................................................        (593)
                                                                                         -----------  -----------
    Total stockholders' equity.........................................................      43,090
                                                                                         -----------  -----------
Total capitalization...................................................................   $ 132,229    $
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                     DESCRIPTION OF THE CAPITAL SECURITIES


    The capital securities will be issued pursuant to the terms of the Amended and Restated Declaration of Trust of Citigroup Capital. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The institutional trustee, The Chase Manhattan Bank, will act as indenture trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the capital securities is not intended to be complete and is qualified by the declaration, the Business Trust Act of the State of Delaware and the Trust Indenture Act. A copy of the declaration is filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL

    The declaration authorizes the regular trustees to issue on behalf of Citigroup Capital the trust securities, which represent undivided beneficial interests in the assets of Citigroup Capital. All of the common securities will be owned, directly or indirectly, by Citigroup. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the capital securities. If an event of default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The declaration does not permit the issuance by Citigroup Capital of any securities other than the trust securities or the incurrence of any indebtedness by Citigroup Capital. Pursuant to the declaration, the institutional trustee will hold title to the junior subordinated debt securities purchased by Citigroup Capital for the benefit of the holders of the trust securities. The payment of distributions out of money held by Citigroup Capital, and payments upon redemption of the capital securities or liquidation of Citigroup Capital out of money held by Citigroup Capital, are guaranteed by Citigroup to the extent described under "Description of Guarantee." The guarantee will be held by The Chase Manhattan Bank, the guarantee trustee, for the benefit of the holders of the capital securities. The guarantee does not cover payment of distributions when Citigroup Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of capital securities is to:

    - vote to direct the institutional trustee to enforce the institutional trustee's rights under the junior subordinated debt securities; or

    - if the failure of Citigroup Capital to pay distributions is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities, institute a proceeding directly against Citigroup for enforcement of payment to such holder of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder on or after the respective due date specified in the junior subordinated debt securities.

DISTRIBUTIONS

    Distributions on the capital securities will be fixed at a rate per annum of % of the stated liquidation amount of $ per capital security. Distributions not paid when due, or would be due, if not for any extension period or default by Citigroup on the junior subordinated debt securities, will themselves
accumulate additional interest at the annual rate of   % thereof compounded
      . When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the capital securities will be cumulative, will accrue from
and including            , and will be payable       in arrears on
of each year, commencing      . When, as and if available for payment,
distributions will be made by the institutional trustee, except as otherwise described below.

    The distribution rate and the distribution payment dates and other payment dates for the capital securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

    DEFERRAL OF DISTRIBUTIONS. Citigroup has the right under the indenture to defer interest payments on the junior subordinated debt securities for an
extension period not exceeding   consecutive       interest periods during which
no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the junior subordinated debt securities. As a consequence of Citigroup's extension of the interest payment period, distributions on the capital securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accrue interest. In the event that Citigroup exercises its right to extend the interest payment period, then:


    (1) Citigroup shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment relating thereto other than



       - repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;



       - as a result of an exchange or conversion of any class or series of Citigroup's capital stock for any other class or series of Citigroup's capital stock; or


       - the purchase of fractional interests in shares of Citigroup's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    (2) Citigroup may not make any payment of interest on or principal of, or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Citigroup which rank equally with or junior to the junior subordinated debt securities.


The foregoing, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any extension period, Citigroup may further extend such extension period, so long as such extension period, together with all such previous and further extensions of such period, may not exceed
  consecutive       interest periods. An extension period cannot extend,
however, beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period which must comply with the above
requirements. Consequently, there could be up to   extension periods of varying
lengths throughout the term of the junior subordinated debt securities. The regular trustees shall give the holders of the capital securities notice of any extension period upon their receipt of notice thereof from Citigroup. If distributions are deferred, the deferred distributions and accrued interest on such distributions shall be paid to holders of record of the capital securities as they appear on the books and records of Citigroup Capital on the record date next following the termination of such deferral period. See "Description of the Junior Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period."

    PAYMENT OF DISTRIBUTIONS. Distributions on the capital securities will be payable to the extent that Citigroup Capital has funds available for the payment of such distributions in its property account. Citigroup Capital's funds available for distribution to the holders of the capital securities will be limited to payments received from Citigroup on the junior subordinated debt securities. The payment of distributions out of monies held by Citigroup Capital is guaranteed by Citigroup to the extent set forth under "Description of Guarantee." See "Description of the Junior Subordinated Debt Securities."


    Distributions on the capital securities will be payable to the holders named on the securities register of Citigroup Capital at the close of business on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date will be one business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the Property Account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the capital securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the capital securities are listed and, if none, the regular trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such record date. A "business day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.


MANDATORY REDEMPTION OF TRUST SECURITIES

    The capital securities have no stated maturity date but will be redeemed upon the maturity of the junior subordinated debt securities or to the extent the junior subordinated debt securities are redeemed. The junior subordinated
debt securities will mature on      , 20  , and may be redeemed, in whole or in
part, at any time on or after             . The junior subordinated debt
securities can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event. Upon the maturity of the junior subordinated debt securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at the option of Citigroup or pursuant to a Tax Event, an Investment Company Event or a Regulatory Capital Event, Citigroup Capital will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities shall be given not less than 30 nor more than 60 days' notice. In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed on a ratable basis as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. See "--Special Event Redemption" and "Description of the Junior Subordinated Debt Securities--Optional Redemption."

SPECIAL EVENT REDEMPTION

    "Tax Event" means that the regular trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of any:

    - amendment to, or change, including any announced prospective change, in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

    - amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this prospectus, in either case where such change or amendment becomes effective on or after the date of this prospectus, there is more than an insubstantial risk that:


    - Citigroup Capital would be required to pay United States federal income tax relating to income accrued or received on the junior subordinated debt securities;


    - interest payable to Citigroup Capital on the junior subordinated debt securities would not be deductible by Citigroup for United States federal income tax purposes; or


    - Citigroup Capital would be required to pay more than a minimal amount of other taxes, duties or other governmental charges.



    "Investment Company Event" means that the regular trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the Investment Company Act of 1940 to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Citigroup Capital is or will be considered an "investment company" which is required to be registered under the 1940 Act, which change becomes effective on or after the date of this prospectus.


    "Regulatory Capital Event" means a determination by Citigroup, based on an opinion of counsel experienced in such matters (who may be an employee of Citigroup or any of its affiliates), that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this prospectus, there is more than an insubstantial risk that the capital securities will no longer constitute Tier I Capital of Citigroup or any bank holding company of which Citigroup is a subsidiary (or its equivalent) for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as Citigroup's primary federal banking regulator.


    This prospectus refers to a Tax Event, an Investment Company Event or a Regulatory Capital Company Event as a "Special Event." Provided that Citigroup obtains any required regulatory approval, if a Special Event occurs and continues, Citigroup may, upon not less than 30 nor more than 60 days' notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by Citigroup Capital at the redemption price on a ratable basis. If, however, at the time there is available to Citigroup or Citigroup Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Citigroup Capital, Citigroup or the holders of the trust securities, then Citigroup or Citigroup Capital will pursue such measure instead of redemption.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    Citigroup will have the right at any time to dissolve Citigroup Capital. After satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, Citigroup Capital may cause junior subordinated debt securities to be distributed to the holders of the capital securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the capital securities then outstanding. Prior to any such dissolution, Citigroup will obtain any required regulatory approvals.

    If the junior subordinated debt securities are distributed to the holders of the capital securities, Citigroup will use its best efforts to cause the junior subordinated debt securities to be listed on the NYSE or on such other exchange as the capital securities are then listed.

    After the date for any distribution of junior subordinated debt securities upon dissolution of Citigroup Capital:

    - the capital securities will no longer be deemed to be outstanding;

    - the securities depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

    - any certificates representing capital securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such capital securities until such certificates are presented to Citigroup or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the capital securities or the junior subordinated debt securities that may be distributed in exchange for the capital securities if a dissolution and liquidation of Citigroup Capital were to occur. This means that the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of Citigroup Capital were to occur, may trade at a discount to the price that the investor paid to purchase the capital securities offered by this prospectus.

REDEMPTION PROCEDURES

    Citigroup Capital may not redeem fewer than all of the outstanding capital securities unless all accrued and unpaid distributions have been paid on all
capital securities for all       distribution periods terminating on or prior to
the date of redemption.

    If Citigroup Capital gives a notice of redemption regarding of the capital securities, which notice will be irrevocable, then, by 12:00 noon, New York City time, on the redemption date, and if Citigroup has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price. Citigroup Capital will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. Once notice of redemption is given and funds are irrevocably deposited, distributions will cease to accrue and all rights of holders of capital securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. If payment of the redemption price for any capital securities is improperly withheld or refused and not paid either by Citigroup Capital, or by Citigroup pursuant to the guarantee, distributions on such capital securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See "--Book-Entry Only Issuance--the Depository Trust Company."

    In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed in accordance with the depositary's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company."


    Citigroup or its subsidiaries may, at any time, and from time to time, purchase outstanding capital securities by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of Citigroup Capital as a "liquidation." If a liquidation occurs, the holders of the capital securities will be entitled to receive out of the assets of Citigroup Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $ per capital security plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such liquidation, Citigroup distributes on a ratable basis to the holders of the capital securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the capital securities outstanding at such time. See "--Distribution of the Junior Subordinated Debt Securities."

    If, this distribution can be paid only in part because Citigroup Capital has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by Citigroup Capital on the capital securities shall be paid on a ratable basis. The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the capital securities. However, if a declaration event of default has occurred and is continuing, the capital securities shall have a preference over the common securities with regard to such distributions.

    Pursuant to the declaration, Citigroup Capital shall terminate:

        (1) on             , 20  , the expiration of the term of Citigroup
            Capital;

        (2) upon the bankruptcy of Citigroup or the holder of the common securities;


        (3) upon the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or Citigroup, the filing of a certificate of cancellation regarding Citigroup Capital, or the revocation of the charter of the holder of the common securities or Citigroup and the expiration of 90 days after the date of revocation without a reinstatement thereof;


        (4) upon the distribution of junior subordinated debt securities to holders of capital securities;

        (5) upon the entry of a decree of a judicial dissolution of the holder of the common securities, Citigroup or Citigroup Capital; or

        (6) upon the redemption of all the trust securities.

DECLARATION EVENTS OF DEFAULT


    An "indenture event of default" is an event of default under the indenture and also constitutes a "declaration event of default," which is an event of default under the declaration relating to the trust securities; provided, that pursuant to the declaration, the holder of the common securities will be deemed to have waived any declaration event of default relating to the common securities until all declaration events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until such declaration events of default relating to the capital securities have been so cured, waived, or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the capital securities. Only the holders of the capital securities will have the right to direct the institutional trustee as to matters under the declaration, and therefore the indenture. In the event that any declaration event of default relating to the capital securities is waived by the holders of the capital securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such declaration event of default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of common securities. See "--Voting Rights."



    If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may directly institute a legal proceeding against Citigroup to enforce the institutional trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. If a declaration event of default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of capital securities may also bring a direct action. This means that a holder may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder on or after the respective due date specified in the junior subordinated debt securities without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) instituting a legal proceeding against Citigroup to enforce the institutional trustee's rights under the junior subordinated debt securities. In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities in such direct action. This means that Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.


    Upon the occurrence of an indenture event of default, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable. Citigroup and Citigroup Capital are each required to file annually with the institutional trustee an officers' certificate as to its compliance with all conditions and covenants under the declaration.

VOTING RIGHTS

    Except as described in this prospectus under "Description of Guarantee--Modification of Guarantee; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.


    The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:



    (1) direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee;


    (2) waive any past indenture event of default that is waivable under Section
        5.13 of the indenture;


    (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debt securities; or



    (4) consent to any amendment, modification or termination where such consent is required.



    Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities, or a "super majority," then only a super majority may direct the institutional trustee to give such consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any record holder of capital securities may directly institute a legal proceeding against Citigroup to enforce the institutional trustee's rights under the junior subordinated debt securities. The record holder does not have to institute any legal proceeding against the institutional trustee or any other person or entity before enforcing his rights.



    The institutional trustee is required to notify all holders of the capital securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1),
(2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, Citigroup Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.



    If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.


    A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the capital securities will constitute a waiver of the corresponding declaration event of default.


    Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:


    - the date of such meeting or the date by which such action is to be taken;

    - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

    - instructions for the delivery of proxies or consents.

    No vote or consent of the holders of capital securities will be required for Citigroup Capital to redeem and cancel capital securities or distribute junior subordinated debt securities in accordance with the declaration.


    Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any of the capital securities that are owned at the time by Citigroup or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup, will not be entitled to vote or consent. Instead, these capital securities will be treated as if they were not outstanding.


    The procedures by which holders of capital securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the capital securities generally will have no rights to appoint or remove the Citigroup trustees. Instead, the trustees may be appointed, removed or replaced solely by Citigroup as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE DECLARATION

    The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect, (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or (2) the dissolution, winding-up or termination of Citigroup Capital other than pursuant to the terms of the declaration, then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.


    Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would (1) cause Citigroup Capital to be classified for United States federal income tax purposes as other than a grantor trust, (2) reduce or otherwise adversely affect the powers of the institutional trustee or (3) cause Citigroup Capital to be deemed an "investment company" which is required to be registered under the 1940 Act.


MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    Citigroup Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. Citigroup Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that:


    (1) such successor entity either (a) expressly assumes all of the obligations of Citigroup Capital under the trust securities or (b) substitutes for the capital securities other successor securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities rank regarding distributions and payments upon liquidation, redemption and otherwise;


    (2) Citigroup expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

    (3) the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted;

    (4) such merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;


    (5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity;


    (6) such successor entity has a purpose identical to that of Citigroup Capital;


    (7) prior to such merger, consolidation, amalgamation or replacement, Citigroup Capital has received an opinion of a nationally recognized independent counsel to Citigroup Capital experienced in such matters to the effect that



        (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders' interest in the new entity; and


        (b) following such merger, consolidation, amalgamation or replacement, neither Citigroup Capital nor such successor entity will be required to register as an "investment company" under the 1940 Act; and

    (8) Citigroup guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.


    Despite the foregoing, Citigroup Capital shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause Citigroup Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.



BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY



    The capital securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global capital securities, without distribution coupons. Each global capital security will be deposited with, or on behalf of, The Depositary Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these capital securities and will be considered the sole owner of the capital securities for purposes of the declaration.



    Purchasers of capital securities may hold interests in the global notes only through DTC (if they are a participant in such system) or through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee ("participants"). DTC will maintain accounts showing the capital security holdings of its participants, and these participants will in turn maintain accounts showing the capital security holdings of their customers (some of whom may themselves be securities intermediaries holding capital securities for their customers). Thus, each beneficial owner of a book-entry capital security will hold that capital security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

    The capital securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the capital securities will generally not be entitled to have the capital securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a physical (paper) certificate evidencing the holder's ownership of capital securities. The book-entry system for holding capital securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.



    A beneficial owner of book-entry securities represented by a global capital security may exchange the securities for definitive capital securities (physical (paper) certificates) only if:



    (a) DTC is unwilling or unable to continue as depositary for such global capital security and Citigroup is unable to find a qualified replacement for DTC within 90 days;



    (b) at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or



    (c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive capital securities in registered form.



    Unless we indicate otherwise in the applicable prospectus supplement, any global note that is exchangeable will be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal
amount, in denominations of $      and whole multiples of $      in excess of
that amount. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.



    In this prospectus, for book-entry capital securities, references to actions taken by capital security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to capital security holders will mean payments and notices of redemption to DTC as the registered holder of the capital securities for distribution to participants in accordance with DTC's procedures.



    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.



    DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



    Citigroup and the Trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


    DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Citigroup Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, capital securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of Citigroup, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the capital securities. In that event, certificates for the capital securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Citigroup and Citigroup Capital believe to be reliable, but neither Citigroup nor Citigroup Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE


    Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After such a default, the institutional trustee shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of capital securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of capital securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.


PAYING AGENT

    In the event that the capital securities do not remain in book-entry only form, the following provisions will apply:

    - the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

    - registration of transfers of capital securities will be effected without charge by or on behalf of Citigroup Capital, but upon payment, with the giving of such indemnity as Citigroup Capital or the Company may require, in respect of any tax or other government charges that may be imposed in relation to it; and

    - Citigroup Capital will not be required to register or cause to be registered the transfer of capital securities after such capital securities have been called for redemption.

GOVERNING LAW

    The declaration and the capital securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The regular trustees are authorized and directed to operate Citigroup Capital in such a way so that Citigroup Capital will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup is authorized and directed to conduct its affairs so that the junior subordinated debt securities will be treated as indebtedness of Citigroup for United States federal income tax purposes. In this connection, Citigroup and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Citigroup Capital or the certificate of incorporation of Citigroup, that each of Citigroup and the regular trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the capital securities or vary the terms thereof.

    Holders of the capital securities have no preemptive rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES


    Set forth below is a description of the specific terms of the junior subordinated debt securities in which Citigroup Capital will invest the proceeds from the issuance and sale of the trust securities. The following description is not intended to be complete and is qualified by the indenture, dated as of October 7, 1996, between Citigroup and The Chase Manhattan Bank, as the indenture trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and the Trust Indenture Act. Several capitalized terms used herein are defined in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.



    Under circumstances discussed more fully below involving the dissolution of Citigroup Capital, provided that any required regulatory approval is obtained, junior subordinated debt securities will be distributed to the holders of the trust securities in liquidation of Citigroup Capital. See "Description of the Capital Securities--Special Event Redemption or Distribution."


    If the junior subordinated debt securities are distributed to the holders of the capital securities, Citigroup will use its best efforts to have the junior subordinated debt securities listed on the NYSE or on such other national securities exchange or similar organization on which the capital securities are then listed or quoted.

GENERAL

    The junior subordinated debt securities will be issued as unsecured debt under the indenture. The junior subordinated debt securities will be limited in
aggregate principal amount to approximately $      . This amount is the sum of
the aggregate stated liquidation amount of the capital securities and the capital contributed by Citigroup to Citigroup Capital in exchange for the common securities. (Section 3.1)


    The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest
(as defined herein), if any, on       , 20  .


    If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders' interests in Citigroup Capital, such junior subordinated debt securities will initially be issued in the form of one or more global securities (as defined below). As described in this prospectus, under limited circumstances, junior subordinated debt securities may be issued in certificated form in exchange for a global security. In the event that junior subordinated debt securities are issued in certificated form, such junior subordinated debt securities will be in denominations of $ and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debt securities issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at the option of Citigroup by check mailed to the address of the persons entitled thereto. See "Book-Entry and Settlement."

    Citigroup does not intend to issue and sell the junior subordinated debt securities to any purchasers other than Citigroup Capital.

    There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Citigroup that may adversely affect such holders.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The indenture provides that Citigroup will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless:

    - the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the indenture on the part of Citigroup; and

    - immediately thereafter no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing.

    Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Citigroup under the indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the indenture and the junior subordinated debt securities. (Sections 8.1 and 8.2)

SUBORDINATION

    The indenture provides that the junior subordinated debt securities are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Citigroup. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:


    - any Senior Indebtedness of Citigroup has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or


    - the maturity of any Senior Indebtedness of Citigroup has been accelerated because of a default.

    Upon any distribution of assets of Citigroup to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citigroup must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of Citigroup then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness of Citigroup to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

    The term "Senior Indebtedness" means, with respect to Citigroup:

        (1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup;

        (2) all capital lease obligations of Citigroup;

        (3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

        (4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions;

        (5) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

        (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

        (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup, whether or not such obligation is assumed by such obligor, except for (A) any such indebtedness that is by its terms subordinated to or equally with the junior subordinated debt securities and (B) any indebtedness between or among Citigroup or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Citigroup trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Citigroup that is a financing vehicle of Citigroup in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by Citigroup pursuant to an instrument that ranks equally with, or junior to, the guarantee.

    Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citigroup.


OPTIONAL REDEMPTION



    Citigroup shall have the right to redeem the junior subordinated debt
securities, in whole or in part, from time to time, on or after             , or
at any time upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, as described above, upon not less than 30 nor more than 60 days' notice. The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debt securities would result in the delisting of the capital securities, Citigroup may only redeem the junior subordinated debt securities in whole. (Section 11.2) Citigroup may need regulatory approval to redeem the junior subordinated debt securities. See "Description of the Capital Securities--Special Event Redemption."


INTEREST


    The junior subordinated debt securities will bear interest at the annual
rate of   %, from and including the original date of issuance, payable       in
arrears on             of each year, commencing             . Each date on which
interest is paid is called an "interest payment date." Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day next preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, Citigroup shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the interest payment date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for
any period shorter than a full       period will be computed on the basis of the
actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    Citigroup can defer interest payments by extending the interest payment
period for a period not exceeding       consecutive periods. However, no
extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of such extension period, Citigroup shall pay all interest then accrued and unpaid, including any Additional Interest, together
with interest thereon compounded       at the rate specified for the junior
subordinated debt securities to the extent permitted by applicable law ("Compound Interest"). During any such extension period:


    - Citigroup shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than



       - repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;



       - as a result of an exchange or conversion of any class or series of Citigroup's capital stock for any other class or series of Citigroup's capital stock; or


       - the purchase of fractional interests in shares of Citigroup's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    - Citigroup shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Citigroup which rank equally with or junior to the junior subordinated debt securities.


The foregoing, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any extension period, Citigroup may further defer payments of interest by extending such extension period. Such extension period, including all such previous and further extensions, however,
may not exceed   consecutive       interest periods, including the
      interest period in which notice of such extension period (as described below) is given. No extension period, however, may extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable.


    Citigroup has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities. If the institutional trustee shall be the sole holder of the junior subordinated debt securities, Citigroup shall give the regular trustees and the institutional trustee notice of its selection of such extension period one business day prior to the earlier of (1) the date distributions on the capital securities would be payable, if not for such extension period, or (2) the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the capital securities of the record date or the date such distribution would be payable, if not for such extension period, but in any event one business day prior to such record date. The regular trustees shall give notice of Citigroup's selection of such extension period to the holders of the capital securities. If the institutional trustee shall not be the sole holder of the junior subordinated debt securities, Citigroup shall give the holders of the junior subordinated debt securities notice of its selection of such extension period ten business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which Citigroup is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment. (Sections 13.1 and 13.2)

ADDITIONAL INTEREST

    If at any time Citigroup Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then Citigroup will be required to pay additional interest ("Additional Interest") on the junior subordinated debt securities. The amount of any Additional Interest will be an amount sufficient so that the net amounts received and retained by Citigroup Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Citigroup Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that Citigroup Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

INDENTURE EVENTS OF DEFAULT


    The indenture provides that the following are events of default relating to the junior subordinated debt securities:


        (1) default in the payment of the principal of, or premium, if any, on, any junior subordinated debt security at its maturity;

        (2) default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

        (3) default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities;

        (4)specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Citigroup; and

        (5) any other event of default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the junior subordinated debt securities are issued.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders. (Section 5.1)


    If any indenture event of default shall occur and be continuing, the institutional trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any Compound Interest and Additional Interest, if any, and any other amounts payable under the indenture to be immediately due and payable and to enforce its other rights as a creditor relating to the junior subordinated debt securities. (Section 5.2) An indenture event of default also constitutes a declaration event of default. The holders of capital securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See "Description of the Capital Securities--Declaration Events of Default" and "--Voting Rights."


    Despite the foregoing, if a declaration event of default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable, Citigroup acknowledges that, in such event, a holder of capital securities may institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities. Citigroup may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of capital securities of Citigroup Capital. Despite any payment made to such holder of capital securities by Citigroup in connection with a direct action, Citigroup shall remain obligated to pay the principal of or interest on the junior subordinated debt securities held by Citigroup Capital or the institutional trustee of Citigroup Capital. Citigroup shall be subrogated to the rights of the holder of such capital securities relating to payments on the capital securities to the extent of any payments made by Citigroup to such holder in any direct action. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities. (Sections 5.7 and 5.8)


MODIFICATIONS AND AMENDMENTS

    Modifications and amendments to the indenture may be made by Citigroup and the indenture trustee with the consent of the holders of a majority in principal amount of the junior subordinated debt securities at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby: (1) modify the terms of payment of principal, premium, if any, or interest on; or (2) reduce the percentage of holders of junior subordinated debt securities necessary to modify or amend the indenture or waive compliance by Citigroup with any covenant or past default. If the junior subordinated debt securities are held by Citigroup Capital or a trustee of Citigroup Capital, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of Citigroup Capital shall have consented to such supplemental indenture. If the consent of the holder of each outstanding junior subordinated debt security is required, such supplemental indenture shall not be effective until each holder of the trust securities of Citigroup Capital shall have consented to such supplemental indenture. (Section 9.2)

DISCHARGE AND DEFEASANCE


    Citigroup may discharge most of its obligations to holders of the junior subordinated debt securities issued under the indenture if such junior subordinated debt securities have not already been delivered to the indenture trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. Citigroup discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory scheduled installment payments thereon when due. (Section 4.1)



    Unless otherwise specified in this prospectus relating to the junior subordinated debt securities, Citigroup, at its option:



    (1) will be discharged from any and all obligations in respect of the junior subordinated debt securities ("defeasance and discharge"); or



    (2) need not comply with certain covenants specified herein regarding the junior subordinated debt securities ("covenant defeasance").

If Citigroup exercises its covenant defeasance option, the failure to comply with any defeased covenant and any event of default in the applicable resolution of the Board of Directors or supplemental indenture will no longer be an Event of Default under the Indenture.



    To exercise either its defeasance and discharge or covenant defeasance options, Citigroup must



    (1) deposit with the indenture trustee, in trust, money or U.S. Government Obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities when such payments are due; and



    (2) deliver an opinion of counsel, which, in the case of a defeasance and discharge pursuant to clause (1), must be based upon a ruling or administrative pronouncement of the IRS, to the effect that the holders of the junior subordinated debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be required to pay federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4).



    When there is a defeasance and discharge, the indenture will no longer govern the junior subordinated debt securities, Citigroup will no longer be liable for payment and the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.



    The obligations under the indenture to pay all expenses of Citigroup Capital, to register the transfer or exchange of junior subordinated debt securities, to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options.


CONCERNING THE INDENTURE TRUSTEE

    The indenture trustee has extended substantial credit facilities, the borrowings under which constitute Senior Indebtedness, to Citigroup. Citigroup and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Citigroup Capital as a result of the occurrence of a Special Event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a "global security." Except under the limited circumstances described below, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.


    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in such a global security.


    Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the indenture, of such global security for any purpose under the indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

THE DEPOSITARY


    If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders' interests in Citigroup Capital, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description in this prospectus of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments relating to the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Citigroup may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company."


    None of Citigroup, Citigroup Capital, the indenture trustee, any paying agent and any other agent of Citigroup or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

    - the depositary notifies Citigroup that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;

    - the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed;

    - Citigroup, in its sole discretion, determines that such global security shall be so exchangeable; or


    - there shall have occurred an indenture event of default relating to such junior subordinated debt securities.



Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.


CERTAIN COVENANTS

    If the junior subordinated debt securities are issued to Citigroup Capital or a trustee of such trust in connection with the issuance of trust securities by Citigroup Capital and


        (1) there shall have occurred and be continuing an event of default;

        (2)Citigroup shall be in default relating to its payment of any obligations under the guarantee; or



        (3)Citigroup shall have given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period as provided in the indenture and such period, or any extension of such period, shall be continuing;


then


    (a) Citigroup shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than



       - repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;



       - as a result of an exchange or conversion of any class or series of Citigroup's capital stock for any other class or series of Citigroup's capital stock; or


       - the purchase of fractional interests in shares of Citigroup's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    (b) Citigroup shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Citigroup which rank equally with or junior to the junior subordinated debt securities.

The above restriction, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

    So long as the trust securities remain outstanding, Citigroup will covenant to:

    - directly or indirectly maintain 100% ownership of the common securities of Citigroup Capital; however, any permitted successor of Citigroup under the indenture may succeed to Citigroup's ownership of such common securities;

    - not voluntarily dissolve, wind-up or terminate Citigroup Capital, except in connection with a distribution of junior subordinated debt securities as described above and in connection with certain mergers, consolidations or amalgamations permitted by the declaration;

    - timely perform its duties as sponsor of Citigroup Capital; and

    - use its reasonable efforts to cause Citigroup Capital (a) to remain a statutory business trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of Citigroup Capital, the redemption of all of the trust securities of Citigroup Capital, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of Citigroup Capital, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

MISCELLANEOUS

    The indenture provides that Citigroup will pay all fees and expenses related to:

    - the offering of the trust securities and the junior subordinated debt securities;

    - the organization, maintenance and dissolution of Citigroup Capital;

    - the retention of the Citigroup trustees; and

    - the enforcement by the institutional trustee of the rights of the holders of the capital securities.

                            DESCRIPTION OF GUARANTEE


    Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Citigroup for the benefit of the holders of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.


GENERAL

    Pursuant to and to the extent set forth in the guarantee, Citigroup will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by Citigroup Capital, as and when due, regardless of any defense, right of set-off or counterclaim which Citigroup Capital may have or assert, the following payments, which are referred to as "guarantee payments," without duplication:

    - any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent Citigroup Capital has funds available for such distributions;


    - the redemption price of $ per capital security, plus all accrued and unpaid distributions, to the extent Citigroup Capital has funds available for such redemptions, relating to any capital securities called for redemption by Citigroup Capital; and


    - upon a voluntary or involuntary dissolution, winding-up or termination of Citigroup Capital, other than in connection with the distribution of junior subordinated debt securities to the holders of capital securities or the redemption of all of the capital securities, the lesser of

       - the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, or

       - the amount of assets of Citigroup Capital remaining for distribution to holders of the capital securities in liquidation of Citigroup Capital.

Citigroup's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup to the holders of capital securities or by causing Citigroup Capital to pay such amounts to such holders.


    The guarantee will be on a subordinated basis in relation to the capital securities from the time of issuance of the capital securities but will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of Citigroup Capital, except to the extent Citigroup Capital shall have funds available therefor. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not pay distributions on the capital securities and will not have funds available therefor. The guarantee, when taken together with Citigroup's obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Citigroup of payments due on the capital securities. See "Description of Junior Subordinated Debt Securities."

CERTAIN COVENANTS OF CITIGROUP

    In the guarantee, Citigroup will covenant that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such guarantee or the declaration, then:


    - Citigroup shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than



        (1) repurchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;



        (2) as a result of an exchange or conversion of any class or series of Citigroup's capital stock for any other class or series of Citigroup's capital stock; or



        (3) the purchase of fractional interests in shares of Citigroup's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and


    - Citigroup shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Citigroup which rank equally with or junior to the junior subordinated debt securities.

The guarantee, however, will except from the foregoing any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF GUARANTEE; ASSIGNMENT


    The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Citigroup and shall inure to the benefit of the holders of the capital securities then outstanding.


EVENTS OF DEFAULT

    An event of default under the guarantee will occur upon the failure of Citigroup to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, any holder of related capital securities may directly institute a legal proceeding against Citigroup to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against Citigroup Capital, the guarantee trustee or any other person or entity. A holder of capital securities may also directly institute a legal proceeding against Citigroup to enforce such holder's right to receive payment under the guarantee without first (1) directing the guarantee trustee to enforce the terms of the guarantee or (2) instituting a legal proceeding against Citigroup Capital or any other person or entity.

    Citigroup will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE


    Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


TERMINATION OF THE GUARANTEE

    The guarantee will terminate as to the capital securities upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debt securities to the holders of the capital securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of Citigroup Capital. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the guarantee.

STATUS OF THE GUARANTEE

    The guarantee will constitute an unsecured obligation of Citigroup and will rank:

    - subordinate and junior in right of payment to all other liabilities of Citigroup;

    - equally with the most senior preferred or preference stock now or hereafter issued by Citigroup and with any guarantee now or hereafter entered into by Citigroup in respect of any preferred or preference stock of any subsidiary of Citigroup; and

    - senior to Citigroup's common stock.

    The terms of the capital securities provide that each holder of capital securities by acceptance of such securities agrees to the subordination provisions and other terms of the guarantee.

    The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

    The guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

    As set forth in the declaration, the sole purpose of Citigroup Capital is to issue the trust securities evidencing undivided beneficial interests in the assets of Citigroup Capital, and to invest the proceeds from such issuance and sale in the junior subordinated debt securities.

    As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

    - the aggregate principal amount of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

    - the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;


    - pursuant to the indenture, Citigroup shall pay, and Citigroup Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of Citigroup Capital other than those relating to the trust securities; and


    - the declaration further provides that the Citigroup trustees shall not cause or permit Citigroup Capital to, among other things, engage in any activity that is not consistent with the purposes of Citigroup Capital.


    Payments of distributions, to the extent there are available funds, and other payments due on the capital securities, to the extent there are available funds, are guaranteed by Citigroup as and to the extent set forth in this prospectus. If Citigroup does not make interest payments on the junior subordinated debt securities purchased by Citigroup Capital, it is expected that Citigroup Capital will not have sufficient funds to pay distributions on the capital securities. The guarantee is a guarantee on a subordinated basis in relation to the capital securities from the time of its issuance, but does not apply to any payment of distributions unless and until Citigroup Capital has sufficient funds for the payment of such distributions. See "Description of Guarantee."



    The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that Citigroup has made a payment of interest or principal or other payments on the junior subordinated debt securities held by Citigroup Capital as its sole asset. The guarantee, when taken together with Citigroup's obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital, other than those relating to the trust securities, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.


    If Citigroup fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration provides a mechanism whereby the holders of the capital securities may direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may directly institute a legal proceeding against Citigroup to enforce the institutional trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. See "Description of the Capital Securities--Book Entry Only Issuance--The Depository Trust Company" and "--Voting Rights."

    If a declaration event of default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of capital securities may also institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) instituting a legal proceeding against Citigroup to enforce the institutional trustee's rights under the junior subordinated debt securities. In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities in such direct action. Consequently, Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital.


    Citigroup, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the capital securities. If Citigroup fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the capital securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly institute a legal proceeding against Citigroup to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against Citigroup Capital, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly institute a legal proceeding against Citigroup to enforce such holder's right to receive payment under the guarantee without first (1) directing the guarantee trustee to enforce the terms of the guarantee or (2) instituting a legal proceeding against Citigroup Capital or any other person or entity.

    Citigroup and Citigroup Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Citigroup of payments due on the capital securities. See "Description of Guarantee--General."

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL


    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of capital securities. Unless otherwise stated, this summary deals only with capital securities held as capital assets by holders who purchase the capital securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, common trust funds, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the United States Dollar or persons that will hold the capital securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the capital securities. This summary is based on the Internal Revenue Code of 1986, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date of this prospectus, all of which could change, possibly with retroactive effect.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES


    In connection with the issuance of the junior subordinated debt securities, Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Citigroup and Citigroup Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the junior subordinated debt securities held by Citigroup Capital will be classified for United States federal income tax purposes as indebtedness of Citigroup.

CLASSIFICATION OF CITIGROUP CAPITAL


    In connection with the issuance of the capital securities, Skadden, Arps, Slate, Meagher & Flom LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, Citigroup Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each holder will be required to include in its gross income all interest or original issue discount and any gain recognized relating to its allocable share of those junior subordinated debt securities.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT


    Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Citigroup believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the regulations. Based on the foregoing, Citigroup believes that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income such holder's allocable share of interest on the junior subordinated debt securities in accordance with such holder's method of tax accounting.



    Under the regulations, if the option to defer any payment of interest was determined not to be "remote," or if Citigroup exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a holder's taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though Citigroup would not make any actual cash payments during an extension period.


    No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.


    Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.


RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF
  CITIGROUP CAPITAL

    Under the circumstances described in this prospectus, junior subordinated debt securities may be distributed to holders in exchange for capital securities upon the liquidation of Citigroup Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the junior subordinated debt securities equal to such holder's aggregate tax basis in its capital securities. A holder's holding period in the junior subordinated debt securities received in liquidation of Citigroup Capital would include the period during which the capital securities were held by such holder. See "Description of the Capital Securities--Special Event Redemption or Distribution."

    Under the circumstances described in this prospectus, the junior subordinated debt securities may be redeemed by Citigroup for cash and the proceeds of such redemption distributed by Citigroup Capital to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a holder could recognize gain or loss as if it had sold such redeemed capital securities for cash. See "Description of the Capital Securities" and "United States Federal Income Taxation--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES


    A holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities and will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of such capital securities. Assuming that Citigroup does not exercise its option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a holder's adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a holder's tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such holder's ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.



    Should Citigroup exercise its option to defer payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of such a deferral, a holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.


NON-UNITED STATES HOLDERS


    For purposes of this discussion, a "non-United States holder" is any person other than:


    - a citizen or a resident of the United States;

    - a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof;


    - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or


    - a trust if (a) a U.S. court is able to exercise primary supervision over the trust's administration and (b) one or more United States persons have the authority to control all of the trust's substantial decisions.


The term "United States" means the United States of America, including the fifty states and the District of Columbia.



    Under present United States federal income tax law:

    - United States federal withholding tax will not be imposed on payments by Citigroup Capital or any of its paying agents to any holder of a capital security who or which is a non-United States holder; provided that:



       (1) the beneficial owner of the capital security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote,



       (2) the beneficial owner of the capital security is not a controlled foreign corporation that is related to Citigroup through stock ownership, and



       (3) either


           (A) the beneficial owner of the capital security certifies to Citigroup Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address, or


           (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and holds the capital security in such capacity, certifies to Citigroup Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution holding such security for the beneficial owner and furnishes Citigroup Capital or its agent with a copy thereof; and



    - United States federal withholding tax will generally not apply to any gain realized by a non-United States holder of a capital security upon the sale or other disposition of such security.


INFORMATION REPORTING TO HOLDERS

    Generally, income on the capital securities will be reported to holders on Forms 1099, which forms should be mailed to holders of capital securities by January 31 following each calendar year.

BACKUP WITHHOLDING


    Unless a holder of capital securities complies with certain identification requirements, "backup" withholding tax of 31% may apply to payments made on, and proceeds from the sale of, the capital securities. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.



    The United States Treasury Department recently issued final regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States holders after December 31, 1999. The new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a junior subordinated debt security. Holders of capital securities should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in the capital securities.



    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS RELATING TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS


    A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974 (an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the capital securities of Citigroup Capital. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.



    Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans governed by section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code relating to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.


    Under such Regulation, for purposes of ERISA and section 4975 of the Code, the assets of Citigroup Capital would be deemed to be "plan assets" of a Plan whose assets were used to purchase capital securities of Citigroup Capital if the capital securities of Citigroup Capital were considered to be equity interests in Citigroup Capital and no exception to plan asset status were applicable under the Regulation.


    If the assets of Citigroup Capital were deemed to be plan assets of Plans that are holders of the capital securities of Citigroup Capital, a Plan's investment in the capital securities of Citigroup Capital might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in capital securities of Citigroup Capital. Also, Citigroup might be considered a "party in interest" or "disqualified person" relating to Plans whose assets were used to purchase capital securities of Citigroup Capital. If this were the case, an investment in capital securities of Citigroup Capital by a Plan might constitute, or in the course of the operation of Citigroup Capital give rise to, a prohibited transaction under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Citigroup would be considered to occur under ERISA and the Code.



    In addition, Citigroup might be considered a "party in interest" or "disqualified person" for certain Plans for reasons unrelated to the operation of Citigroup Capital, E.G., because of the provision of services by Citigroup or an affiliate to the Plan. A purchase of capital securities of Citigroup Capital by any such Plan would be likely to result in a prohibited extension of credit to Citigroup, without regard to whether the assets of Citigroup Capital constituted plan assets.


    Because of the possibility that a prohibited extension of credit could occur as a result of the purchase or holding of the capital securities of Citigroup Capital by a Plan, the capital securities of Citigroup Capital may be not purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transaction involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Any purchaser of the capital securities of Citigroup Capital or any interest therein will be deemed to have represented to Citigroup Capital that either (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the capital securities of Citigroup Capital (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of capital securities of Citigroup Capital with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of capital securities of Citigroup Capital and the availability of exemptive relief under the class exemptions listed above. In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in HARRIS TRUST have also been the subject of legislative action, and have been addressed in proposed regulations issued by the U.S. Department of Labor in December 1997.

                                  UNDERWRITING


    Pursuant to the terms and conditions of the underwriting agreement dated
            , each underwriter named below has severally agreed to purchase from Citigroup Capital, and Citigroup Capital has agreed to sell to such underwriter, the number of capital securities set forth opposite the name of such underwriter below.


                                                                                  NUMBER OF
                                                                                  CAPITAL
UNDERWRITERS                                                                      SECURITIES
--------------------------------------------------------------------------------  ------------

                                                                                  ------------
Total
                                                                                  ------------
                                                                                  ------------

    The underwriters are obligated to take and pay for the total number of capital securities offered hereby if any such capital securities are purchased. In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

    Underwriters, dealers and agents may be entitled, under agreements with Citigroup Capital and Citigroup, to indemnification by Citigroup against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Capital and Citigroup and affiliates of Citigroup Capital and Citigroup in the ordinary course of business.

    Citigroup Capital and Citigroup have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the date
that is   days after the closing date for the purchase of the capital securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertakings of such preferred stock or other securities, of Citigroup or of Citigroup Capital, in each case that are substantially similar to the capital securities, or any securities convertible into or exchangeable for the capital securities or such substantially similar securities of either Citigroup Capital or Citigroup, except securities in the offering or with the prior written
consent of             .

    In view of the fact that the proceeds of the sale of the capital securities will ultimately be used to purchase the junior subordinated debt securities of Citigroup, the underwriting agreement provides that Citigroup will pay as
compensation to the underwriters $      per capital security for the accounts of
the several underwriters ($      in the aggregate). However, such compensation
will be $     per capital security for sales of 10,000 or more capital
securities to a single purchaser. Therefore, to the extent of such sales, the actual amount of underwriters' compensation will be less than the aggregate amount specified in the preceding sentence.

    The underwriters propose to offer the capital securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may also offer the capital securities to certain dealers at a price that represents a concession not in excess of
$      , provided that such concession for sales of 10,000 or more capital
securities to a single purchaser will not be in excess of $      per capital
security. The underwriters may allow, and such dealers may reallow, a concession
not in excess of $      per capital security to certain brokers and dealers.
After the capital securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

    Application will be made to list the capital securities on the NYSE. If approved for listing, Citigroup expects the capital securities will begin trading on the NYSE within 30 days after they are first issued.


    The broker-dealer subsidiaries of Citigroup are members of the National Association of Securities Dealers, Inc. and may participate in distributions of the capital securities. Accordingly, offerings of capital securities in which Citigroup's broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.


    In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the capital securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when capital securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, or continue such activities if commenced.

    If any broker-dealer subsidiary makes an offering of the capital securities, such offering will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

    This prospectus may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup's broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup's broker-dealer subsidiaries have any obligation to make a market in any of the capital securities and may discontinue any market-making activities at any time without notice, at their sole discretion.

                                 LEGAL MATTERS


    The validity of the capital securities, the junior subordinated debt securities, the guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for Citigroup and Citigroup Capital by Skadden, Arps, Slate, Meagher & Flom LLP New York, New York. Certain legal matters will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP is a director of Citigroup and he and other attorneys in such firm beneficially own an aggregate of less than 1% of the common stock of Citigroup. Dewey Ballantine LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries and may do so in the future. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of an aggregate of less than 1% of Citigroup's common stock.


                                    EXPERTS


    The consolidated financial statements and schedules of Travelers Group Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference or included in Travelers' Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and incorporated by reference herein, have been audited by KPMG LLP, independent certified public accountants, as set forth in their reports thereon (also incorporated by reference herein). Those reports state that KPMG LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries, appearing in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), as of December 31, 1996, and for each of the two years in the period ended December 31, 1996 and that their opinion regarding any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. The consolidated financial statements of Travelers referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing.


    The consolidated financial statements of Citicorp and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, included in the 1997 Citicorp Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


    The supplemental consolidated financial statements and schedule of Citigroup as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Citigroup's Current Report on Form 8-K dated October 26, 1998, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference. This report states that KPMG LLP did not audit the Salomon Financials and that their opinion regarding any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Citigroup after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        Securities
                               CITIGROUP CAPITAL

                               % CAPITAL SECURITIES

                             $  LIQUIDATION AMOUNT

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                 CITIGROUP INC.

                                     [LOGO]
                                    -------

                                   PROSPECTUS

                                   ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission Registration fee and the NASD fee.

Commission Registration Fee......................................  $1,153,700.00
Accounting Fees..................................................     150,000.00
Trustees' Fees and Expenses......................................      75,000.00
Blue Sky Fees and Expenses.......................................      40,000.00
Printing and Engraving Fees......................................     500,000.00
Rating Agency Fees...............................................   2,000,000.00
NASD Fee.........................................................      30,500.00
Legal Fees and Expenses..........................................     500,000.00
Stock Exchange Listing Fees......................................     254,300.00
Miscellaneous....................................................       6,500.00
                                                                   -------------
    Total........................................................  $4,710,000.00
                                                                   -------------
                                                                   -------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized and ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

    The Declaration of each of the Citigroup Trusts provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Citigroup Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Citigroup Trust, any affiliate of such Citigroup Trust or any holder of securities issued by such Citigroup Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Citigroup Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Citigroup Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Citigroup Trust also provides that, to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Citigroup Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Citigroup Trust also provides that to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Citigroup Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Citigroup Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Citigroup Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Citigroup in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Citigroup as authorized in the Declaration.

    The directors and officers of Citigroup and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup or the Citigroup Trusts. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers and the Citigroup Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup or any of the Citigroup Trusts by or on behalf of such indemnifying party.

    For the undertaking with respect to indemnification, see Item 17 herein.

    See the forms of Underwriting Agreements and the form of Distribution Agreement filed or to be filed as Exhibits 1.01, 1.02, 1.03, 1.04, 1.05 and 1.06 for certain indemnification provisions.

ITEM 16. EXHIBITS.

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      1.01      --      Underwriting Agreement Basic Provisions, dated January 12, 1993 relating to Debt Securities
                        (incorporated by reference to Exhibit 1.01 to Amendment No. 1 to Citigroup's Registration
                        Statement on Form S-3 (No. 33-55542)).
      1.02      --      Form of Underwriting Agreement for Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      1.03      --      Form of Underwriting Agreement for Preferred Stock (incorporated by reference to Exhibit 1.2 to
                        Citigroup's Registration Statement on Form S-3 (No. 333-27155)).
      1.04      --      Form of Distribution Agreement relating to Citigroup's Medium-Term Senior Notes, Series A, and
                        Medium-Term Subordinated Notes, Series A.+
      1.05      --      Form of Underwriting Agreement for Capital Securities.+
      1.06      --      Form of Underwriting Agreement for Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      4.01      --      Restated Certificate of Incorporation of Citigroup.+
      4.02      --      By-Laws of Citigroup effective October 8, 1998 (incorporated by reference to Exhibit 3.02 to
                        Citigroup's Quarterly Report on Form 10-Q dated September 30, 1998).

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      4.03      --      Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup's
                        Registration Statement on Form S-3 (No. 33-55542)).
      4.04      --      First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation,
                        Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to
                        Exhibit 4.02 to Citigroup's Registration Statement on Form S-3 (No. 33-55542)).
      4.05      --      Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and
                        The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup's
                        Registration Statement on Form S-3 (No. 33-55542)).
      4.06      --      Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc.,
                        Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit
                        5 to Citigroup's Form 8-A dated December 21, 1992, with respect to Citigroup's 7 3/4% Notes Due
                        June 15, 1999 (No. 1-9924)).
      4.07      --      Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of
                        New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup's Quarterly Report on Form 10-Q dated September 30, 1998).
      4.08      --      Indenture, dated as of July 17, 1998, between Citigroup and The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.05 to Citigroup's Registration Statement on
                        Form S-3 (No. 333-51201)).
      4.09      --      First Supplemental Indenture, dated as of December 15, 1998 between Citigroup and The First
                        National Bank of Chicago, as trustee.+
      4.10      --      Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant
                        Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on
                        Form 8-K and incorporated herein by reference.
      4.11      --      Form of Certificate for Preferred Stock will be filed as an exhibit to a Current Report on Form
                        8-K and incorporated herein by reference.
      4.12      --      Form of Deposit Agreement (incorporated by reference to Exhibit 4.17 to Citigroup's Registration
                        Statement on Form S-3 (No. 333-27155)).
      4.13      --      Form of Depositary Receipt (included in Exhibit 4.12).
      4.14      --      Forms of Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series A.+
      4.15      --      Certificate of Trust of Citigroup Capital VI, as amended.+
      4.16      --      Certificate of Trust of Citigroup Capital VII, as amended.+
      4.17      --      Certificate of Trust of Citigroup Capital VIII, as amended.+
      4.18      --      Certificate of Trust of Citigroup Capital IX.+
      4.19      --      Certificate of Trust of Citigroup Capital X.+
      4.20      --      Certificate of Trust of Citigroup Capital XI.+
      4.21      --      Certificate of Trust of Citigroup Capital XII.+
      4.22      --      Certificate of Trust of Citigroup Capital XIII.+
      4.23      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VI.+
      4.24      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VII.+
      4.25      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VIII.+
      4.26      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital IX.+
      4.27      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital X.+
      4.28      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XI.+
      4.29      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XII.+
      4.30      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XIII.+

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      4.31      --      Form of Indenture between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.11 to Citigroup's Registration Statement on Form S-3 (No. 333-12439)).
      4.32      --      First Supplemental Indenture, dated as of December 15, 1998, between Citigroup and The Chase
                        Manhattan Bank, as trustee.+
      4.33      --      Forms of Capital Security for each of the Trusts (included in Exhibits 4.23-4.30).
      4.34      --      Forms of Common Security for each of the Trusts (included in Exhibits 4.23-4.30).
      4.35      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VI (incorporated by reference to Exhibit 4.14 to Citigroup's Registration Statement on Form S-3 (No. 333-27155)).
      4.36      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VII (incorporated by reference to Exhibit 4.15 to Citigroup's Registration Statement on Form S-3 (No. 333-27155)).
      4.37      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VIII.+
      4.38      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital IX.+
      4.39      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital X.+
      4.40      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XI.+
      4.41      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XII.+
      4.42      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XIII.+
      4.43      --      Form of Junior Subordinated Debt Securities (included in Exhibit 4.31).
      4.44      --      Second Supplemental Indenture, dated as of January 21, 1999, between Citigroup and The First
                        National Bank of Chicago, as trustee.+
      4.45      --      Certificate of Designation of 5.321% Cumulative Preferred Stock, Series YY, of Citigroup.+
      5.01      --      Opinion of Stephanie B. Mudick, Esq.+
      5.02      --      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Capital Securities and
                        Preferred Stock.+
     12.01      --      Supplemental Calculation of Ratio of Income to Fixed Charges and Supplemental Calculation of
                        Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.01 to Citigroup's Current Report on Form 8-K dated November 13, 1998).
     23.01      --      Consent of KPMG LLP, independent public accountants.*
     23.02      --      Consent of KPMG LLP, independent public accountants.*
     23.03      --      Consent of KPMG LLP, independent public accountants.*
     23.04      --      Consent of Arthur Andersen LLP, independent public accountants.*
     23.05      --      Consent of Stephanie B. Mudick, Esq. (included in Exhibit 5.01).
     23.06      --      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).
     24.01      --      Powers of Attorney of certain Directors.+
     25.01      --      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated as of March 15, 1987, as supplemented.+
     25.02      --      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture dated as of July
                        17, 1998, as supplemented.+
     25.03      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VI.+
     25.04      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VII.+

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
     25.05      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VIII.+
     25.06      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital IX.+
     25.07      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital X.+
     25.08      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XI.+
     25.09      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XII.+
     25.10      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XIII.+
     25.11      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Indenture dated as of October 7, 1996, as supplemented.+
     25.12      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital VI.+
     25.13      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Preferred Capital Securities of Citigroup Capital VII.+
     25.14      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital VIII.+
     25.15      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital IX.+
     25.16      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital X.+
     25.17      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XI.+
     25.18      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XII.+

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
     25.19      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XIII.+

------------------------

*   Filed herewith.


+   Filed previously as an exhibit to this registration statement.


ITEM 17. UNDERTAKINGS.

    Each of Citigroup Inc., Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII hereby undertakes:

        (A)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of any such registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

        (D)(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 10th day of February, 1999.


                                              CITIGROUP INC.

                                              By:        /s/ HEIDI G. MILLER
                                                         -----------------------------------------
                                                         Heidi G. Miller
                                                         Chief Financial Officer


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED THIS 10TH DAY OF FEBRUARY, 1999.


                       SIGNATURES
--------------------------------------------------------

                    /s/ JOHN S. REED                      Chairman of the Board, Co-Chief Executive Officer
      --------------------------------------------        (Principal Executive Officer) and Director
                      John S. Reed

                  /s/ SANFORD I. WEILL                    Chairman of the Board, Co-Chief Executive Officer
      --------------------------------------------        (Principal Executive Officer) and Director
                    Sanford I. Weill

                  /s/ HEIDI G. MILLER                     Chief Financial Officer
      --------------------------------------------        (Principal Financial Officer)
                    Heidi G. Miller

                   /s/ IRWIN ETTINGER                     Chief Accounting Officer
      --------------------------------------------        (Principal Accounting Officer)
                     Irwin Ettinger

                  /s/ ROGER W. TRUPIN                     Controller (Principal Accounting Officer)
      --------------------------------------------
                    Roger W. Trupin

                           *                              Director
      --------------------------------------------
                  C. Michael Armstrong

                           *                              Director
      --------------------------------------------
                    Alain J.P. Belda

                           *                              Director
      --------------------------------------------
                   Kenneth J. Bialkin

                           *                              Director
      --------------------------------------------
                    Kenneth T. Derr

                           *                              Director
      --------------------------------------------
                     John M. Deutch

                           *                              Director
      --------------------------------------------
                   Ann Dibble Jordan

                           *                              Director
      --------------------------------------------
                      Reuben Mark

                           *                              Director
      --------------------------------------------
                    Michael T. Masin

                           *                              Director
      --------------------------------------------
                    Dudley C. Mecum

                           *                              Director
      --------------------------------------------
                   Richard D. Parsons

                           *                              Director
      --------------------------------------------
                   Andrall E. Pearson

                           *                              Director
      --------------------------------------------
                   Robert B. Shapiro

                           *                              Director
      --------------------------------------------
                   Franklin A. Thomas

                           *                              Director
      --------------------------------------------
                    Edgar S. Woolard

                           *                              Director
      --------------------------------------------
                     Arthur Zankel

*By:                  /s/ HEIDI G. MILLER
           ----------------------------------------
                        Heidi G. Miller
                       Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, each of Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 10th day of February, 1999.


                                CITIGROUP CAPITAL VI

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL VII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL VIII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL IX

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL X

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL XI

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL XII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL XIII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      1.01      --      Underwriting Agreement Basic Provisions, dated January 12, 1993 relating to Debt Securities
                        (incorporated by reference to Exhibit 1.01 to Amendment No. 1 to Citigroup's Registration
                        Statement on Form S-3 (No. 33-55542)).
      1.02      --      Form of Underwriting Agreement for Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      1.03      --      Form of Underwriting Agreement for Preferred Stock (incorporated by reference to Exhibit 1.2 to
                        Citigroup's Registration Statement on Form S-3 (No. 333-27155)).
      1.04      --      Form of Distribution Agreement relating to Citigroup's Medium-Term Senior Notes, Series A, and
                        Medium-Term Subordinated Notes, Series A.+
      1.05      --      Form of Underwriting Agreement for Capital Securities.+
      1.06      --      Form of Underwriting Agreement for Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      4.01      --      Restated Certificate of Incorporation of Citigroup.+
      4.02      --      By-Laws of Citigroup effective October 8, 1998 (incorporated by reference to Exhibit 3.02 to
                        Citigroup's Quarterly Report on Form 10-Q dated September 30, 1998).
      4.03      --      Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup's
                        Registration Statement on Form S-3 (No. 33-55542)).
      4.04      --      First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation,
                        Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to
                        Exhibit 4.02 to Citigroup's Registration Statement on Form S-3 (No. 33-55542)).
      4.05      --      Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and
                        The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to Citigroup's
                        Registration Statement on Form S-3 (No. 33-55542)).
      4.06      --      Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc.,
                        Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit
                        5 to Citigroup's Form 8-A dated December 21, 1992, with respect to Citigroup's 7 3/4% Notes Due
                        June 15, 1999 (No. 1-9924)).
      4.07      --      Fourth Supplemental Indenture, dated as of November 2, 1998, between Citigroup and The Bank of
                        New York, as trustee (incorporated by reference to Exhibit 4.01 to Citigroup's Quarterly Report on Form 10-Q dated September 30, 1998).
      4.08      --      Indenture, dated as of July 17, 1998, between Citigroup and The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.05 to Citigroup's Registration Statement on
                        Form S-3 (No. 333-51201)).
      4.09      --      First Supplemental Indenture, dated as of December 15, 1998 between Citigroup and The First
                        National Bank of Chicago, as trustee.+
      4.10      --      Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant
                        Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on
                        Form 8-K and incorporated herein by reference.
      4.11      --      Form of Certificate for Preferred Stock will be filed as an exhibit to a Current Report on Form
                        8-K and incorporated herein by reference.
      4.12      --      Form of Deposit Agreement (incorporated by reference to Exhibit 4.17 to Citigroup's Registration
                        Statement on Form S-3 (No. 333-27155)).
      4.13      --      Form of Depositary Receipt (included in Exhibit 4.12).
      4.14      --      Forms of Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series A.+
      4.15      --      Certificate of Trust of Citigroup Capital VI, as amended.+
      4.16      --      Certificate of Trust of Citigroup Capital VII, as amended.+
      4.17      --      Certificate of Trust of Citigroup Capital VIII, as amended.+

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      4.18      --      Certificate of Trust of Citigroup Capital IX.+
      4.19      --      Certificate of Trust of Citigroup Capital X.+
      4.20      --      Certificate of Trust of Citigroup Capital XI.+
      4.21      --      Certificate of Trust of Citigroup Capital XII.+
      4.22      --      Certificate of Trust of Citigroup Capital XIII.+
      4.23      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VI.+
      4.24      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VII.+
      4.25      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VIII.+
      4.26      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital IX.+
      4.27      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital X.+
      4.28      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XI.+
      4.29      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XII.+
      4.30      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XIII.+
      4.31      --      Form of Indenture between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.11 to Citigroup's Registration Statement on Form S-3 (No. 333-12439)).
      4.32      --      First Supplemental Indenture, dated as of December 15, 1998, between Citigroup and The Chase
                        Manhattan Bank, as trustee.+
      4.33      --      Forms of Capital Security for each of the Trusts (included in Exhibits 4.23-4.30).
      4.34      --      Forms of Common Security for each of the Trusts (included in Exhibits 4.23-4.30).
      4.35      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VI (incorporated by reference to Exhibit 4.14 to Citigroup's Registration Statement on Form S-3 (No. 333-27155)).
      4.36      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VII (incorporated by reference to Exhibit 4.15 to Citigroup's Registration Statement on Form S-3 (No. 333-27155)).
      4.37      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VIII.+
      4.38      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital IX.+
      4.39      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital X.+
      4.40      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XI.+
      4.41      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XII.+
      4.42      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XIII.+
      4.43      --      Form of Junior Subordinated Debt Securities (included in Exhibit 4.31).
      4.44      --      Second Supplemental Indenture, dated as of January 21, 1999, between Citigroup and The First
                        National Bank of Chicago, as trustee.+
      4.45      --      Certificate of Designation of 5.321% Cumulative Preferred Stock, Series YY, of Citigroup.+
      5.01      --      Opinion of Stephanie B. Mudick, Esq.+
      5.02      --      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Capital Securities and
                        Preferred Stock.+
     12.01      --      Supplemental Calculation of Ratio of Income to Fixed Charges and Supplemental Calculation of
                        Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.01 to Citigroup's Current Report on Form 8-K dated November 13, 1998).
     23.01      --      Consent of KPMG LLP, independent public accountants.*
     23.02      --      Consent of KPMG LLP, independent public accountants.*
     23.03      --      Consent of KPMG LLP, independent public accountants.*
     23.04      --      Consent of Arthur Andersen LLP, independent public accountants.*
     23.05      --      Consent of Stephanie B. Mudick, Esq. (included in Exhibit 5.01).
     23.06      --      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).
     24.01      --      Powers of Attorney of certain Directors.+

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
     25.01      --      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated as of March 15, 1987, as supplemented.+
     25.02      --      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture dated as of July
                        17, 1998, as supplemented.+
     25.03      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VI.+
     25.04      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VII.+
     25.05      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VIII.+
     25.06      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital IX.+
     25.07      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital X.+
     25.08      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XI.+
     25.09      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XII.+
     25.10      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XIII.+
     25.11      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Indenture dated as of October 7, 1996, as supplemented.+
     25.12      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital VI.+
     25.13      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Preferred Capital Securities of Citigroup Capital VII.+
     25.14      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital VIII.+
     25.15      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital IX.+

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
     25.16      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital X.+
     25.17      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XI.+
     25.18      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XII.+
     25.19      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XIII.+

------------------------

*   Filed herewith.


+   Filed previously as an exhibit to this registration statement.